                                                                 EXHIBIT 10.1(a)


                                     LEASE


                            1155 AVAMER REALTY CORP.

                                  as Landlord,


                                       to


                           FORSTMANN & COMPANY, INC.

                                   as Tenant


                                        Date: January __, 1995
                                        Premises:  Entire 3rd and 4th Floors
                                        1155 Avenue of the Americas
                                        New York, New York  10036



                               TABLE OF CONTENTS
                               -----------------


                                                                Page
                                                                ----
ARTICLE 1          PREMISES; TERM................................  1

ARTICLE 2          COMMENCEMENT OF TERM..........................  2

ARTICLE 3          RENT..........................................  2

ARTICLE 4          ADJUSTMENT OF RENT, ESCALATION................  9

ARTICLE 5          USE........................................... 19

ARTICLE 6          SERVICES AND EQUIPMENT........................ 21

ARTICLE 7          ELECTRIC...................................... 25

ARTICLE 8          ASSIGNMENT, SUBLETTING,
                   MORTGAGING.................................... 29

ARTICLE 9          SUBORDINATION, NON-DISTURBANCE,
                   ESTOPPEL CERTIFICATE.......................... 36

ARTICLE 10         ENTRY; RIGHT TO CHANGE PUBLIC
                   PORTIONS OF THE BUILDING...................... 40

ARTICLE 11         LAWS, ORDINANCES, REQUIREMENTS OF
                   PUBLIC AUTHORITIES............................ 42

ARTICLE 12         REPAIRS....................................... 42

ARTICLE 13         ALTERATIONS; FIXTURES......................... 43

ARTICLE 14         LANDLORD'S RIGHT TO PERFORM
                   TENANT'S OBLIGATIONS.......................... 50

ARTICLE 15         NO LIABILITY OF LANDLORD...................... 50

ARTICLE 16         INSURANCE..................................... 53

ARTICLE 17         DAMAGE BY FIRE OR OTHER CAUSE................. 55

ARTICLE 18         CONDEMNATION.................................. 57

ARTICLE 19         BANKRUPTCY.................................... 59


                                      (i)

                                                           Page
                                                           ----
ARTICLE 20    DEFAULTS AND REMEDIES; WAIVER OF
              REDEMPTION.................................... 61

ARTICLE 21    COVENANT OF QUIET ENJOYMENT................... 64

ARTICLE 22    SURRENDER OF PREMISES......................... 64

ARTICLE 23    DEFINITION OF LANDLORD........................ 65

ARTICLE 24    NOTICES....................................... 66

ARTICLE 25    ARBITRATION................................... 66

ARTICLE 26    RULES AND REGULATIONS......................... 67

ARTICLE 27    BROKER........................................ 68

ARTICLE 28    ZONING RIGHTS................................. 68

ARTICLE 29    SECURITY DEPOSIT.............................. 70

ARTICLE 30    WINDOW CLEANING............................... 76

ARTICLE 31    CONSENTS...................................... 76

ARTICLE 32    MISCELLANEOUS................................. 77

ARTICLE 33    SUCCESSORS AND ASSIGNS........................ 81

ARTICLE 34    HAZARDOUS MATERIALS........................... 81

ARTICLE 35    PARTNERSHIP TENANT............................ 82

ARTICLE 36    SUBMISSION TO JURISDICTION.................... 83

ARTICLE 37    PREPARATION OF DEMISED PREMISES............... 83

ARTICLE 38    RENEWAL OPTION................................ 87

ARTICLE 39    LEASE TAKEOVER AGREEMENT...................... 90

ARTICLE 40    CANCELLATION OPTION........................... 90

                                     (ii)

             Exhibits listed below not filed herewith in Form 10-Q

EXHIBIT A         FLOOR PLAN
EXHIBIT B         INTENTIONALLY DELETED
EXHIBIT C         CLEANING SPECIFICATIONS
EXHIBIT D         RULES AND REGULATIONS
EXHIBIT E         LIST OF APPROVED CONTRACTORS
EXHIBIT E-1       BUILDING STANDARDS
EXHIBIT F         LETTER OF CREDIT
EXHIBIT G         FORM OF PRUDENTIAL NON-DISTURBANCE AGREEMENT
EXHIBIT H         LIST OF CURRENT SUPERIOR MORTGAGE AND LEASES

                                     (iii)

          INDENTURE OF LEASE, dated as of this ____ day of January, 1995, between 1155 AVAMER REALTY CORP., a New York corporation, with offices at 1133 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as "Landlord") and FORSTMANN & COMPANY, INC., a Georgia corporation having offices at 1185 Avenue of the Americas, New York, N.Y. (hereinafter referred to as "Tenant").


                             W I T N E S S E T H :
                             -------------------


                                   ARTICLE 1

                                 PREMISES; TERM

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire third (3rd) and fourth (4th) floors (as shown on the floor plans annexed hereto as Exhibit A and made a part hereof) in the building known as
                  ---------
1155 Avenue of the Americas, hereinafter called the "Building," in the Borough of Manhattan, City, County and State of New York (herein called the "Premises" or the "Demised Premises"). Floor references are designated rental floor numbers, there being no rental floor designated as the l3th floor.

          The Demised Premises are leased, together with the appurtenances, including without limitation the right to use in common with others, the lobbies, elevators and other public portions of the Building.

          TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the term which shall commence on January 1, 1995 (the "Commencement Date"), provided the consent of the mortgagee named in Section 9.02 below shall have been delivered to Tenant within 15 business days after Tenant delivers this Lease, and shall end on December 31, 2015 ("Expiration Date") unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law, YIELDING AND PAYING the rents and additional rents hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated.

                                   ARTICLE 2

                             COMMENCEMENT OF TERM

          2.01.  The term of this Lease shall commence on the Commencement Date.


                                   ARTICLE 3

                                     RENT

          3.01. During the term of this Lease, Tenant covenants and agrees to pay to Landlord a fixed annual minimum rent (the "Fixed Rent") in lawful money of the United States, in the amount of $1,560,571.00, subject to adjustment pursuant to the provisions of Sections 3.02, 3.03 and 3.09 hereinbelow.

          3.02.  A. The annual Fixed Rent shall be increased as follows:

          1. From 1/1/99 to and including 12/31/01 (the "First Adjustment Period"), the annual Fixed Rent (the "First Adjusted Rent") shall be the lesser of (i) $1,661,253 (the "Maximum First Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/98 over the Index in effect on 10/1/94 (the "Base Index").

          2. From 1/1/02 to and including 12/31/04 (the "Second Adjustment Period"), the annual Fixed Rent (the "Second Adjusted Rent") shall be the lesser of (i) $1,761,935 (the "Maximum Second Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/01 over the Base Index.

          3. From 1/1/05 to and including 12/31/07 (the "Third Adjustment Period"), the annual Fixed Rent (the "Third Adjusted Rent") shall be the lesser of (i) $1,862,617 (the "Maximum Third Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/04 over the Base Index.

          4. From 1/1/08 to and including 12/31/10 (the "Fourth Adjustment Period"), the annual Fixed Rent (the "Fourth Adjusted Rent") shall be the lesser of (i) $1,963,299 (the "Maximum Fourth Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/07 over the Base Index.

          5. From 1/1/11 to and including 12/31/13 (the "Fifth Adjustment Period"), the annual Fixed Rent (the "Fifth Adjusted Rent") shall be the lesser of (i) $2,114,322 (the Maximum Fifth Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/10 over the Base Index.

          6. From 1/1/14 to and including 12/31/15 (the "Sixth Adjustment Period"), the annual Fixed Rent (the "Sixth Adjusted Rent") shall be the lesser of (i) $2,265,345 (the Maximum Sixth Rent") and (ii) $1,560,571 increased by 150% of the percentage change in the Index (as hereinafter defined) in effect on 10/1/13 over the Base Index.

          B. 1. In the event that the First Adjusted Rent is less than the Maximum First Rent, then the First Adjusted Rent shall be further adjusted during the First Adjustment Period by applying the same computation specified in subsection (A)(1)(ii) above, as of January 1st of each current year in the First Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          2. In the event that the Second Adjusted Rent is less than the Maximum Second Rent, then the Second Adjusted Rent shall be further adjusted during the Second Adjustment Period by applying the same computation specified in subsection (A)(2)(ii) above, as of January 1st of each current year in the Second Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          3. In the event that the Third Adjusted Rent is less than the Maximum Third Rent, then the Third Adjusted Rent shall be further adjusted during the Third Adjustment Period by applying the same computation specified in subsection (A)(3)(ii) above, as of January 1st of each current year in the Third Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          4. In the event that the Fourth Adjusted Rent is less than the Maximum Fourth Rent, then the Fourth Adjusted Rent shall be further adjusted during the Fourth Adjustment Period by applying the same computation specified in subsection (A)(4)(ii) above, as of January 1st of each current year in the Fourth Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          5. In the event that the Fifth Adjusted Rent is less than the Maximum Fifth Rent,then the Fifth Adjusted Rent shall be further adjusted during the Fifth Adjustment Period by applying the same computation specified in subsection (A)(5)(ii) above, as of January 1st of each current year in the Fifth Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          6. In the event that the Sixth Adjusted Rent is less than the Maximum Sixth Rent,then the Sixth Adjusted Rent shall be further adjusted during the Sixth Adjustment Period by applying the same computation specified in subsection (A)(6)(ii) above, as of January 1st of each current year in the Sixth Adjustment Period using the Index in effect as of October 1st of the preceding year to compute the percentage change over the Base Index.

          C. The monthly installments of Fixed Rent payable for any period from January 1st through the following December 31st ("Lease Year") during the term of this Lease (as increased by the provisions of this Section 3.02) shall never be less than the monthly installment of Fixed Rent payable for the last month of the immediately preceding Lease Year.

          D. Any disputes between the parties with respect to the increases in Fixed Rent calculated pursuant to the terms of this Section 3.02 shall be determined by a "big six" public accounting firm mutually selected by the parties hereto, provided such accounting firm shall have had no relationship with either Landlord or Tenant in the immediately preceding three (3) year period. The fees of such accounting firm shall be shared equally by the parties hereto; provided, however, until such dispute is resolved, Tenant shall pay Fixed Rent hereunder in accordance with Landlord's statement. If Landlord and Tenant are unable to agree upon an accounting firm to determine any dispute, then the designation of the accounting firm shall be made by the American Arbitration Association or any successor organization.

          E. For purposes of this Section 3.02, the term "Index" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y.-Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof for commercial arbitration. Landlord and Tenant recognize that the United States Department of Labor may be directed to decrease future increases in said index or may recalculate said index to insure smaller future increases. In the event that such a recalculation or change in methodology occurs, then the multiplier of 150% specified in Subparagraphs
(A)(1), (A)(2), (A)(3), (A)(4), (A)(5), and (A)(6), above shall be amended to be
200%

          F. Commencing on January 1, 1999, Landlord shall endeavor to provide Tenant with an annual statement setting forth the increases in Fixed Rent calculated pursuant to the provisions of this Section 3.02, for the current Lease Year, over the prior Lease Year's Fixed Rent, by the commencement of the applicable Lease Year. Unless and until a statement is furnished to Tenant for the current Lease Year, Tenant shall pay the Fixed Rent payable for the immediately preceding Lease Year, provided, however, the First Adjusted Rent, Second Adjusted Rent, Third Adjusted Rent, Fourth Adjusted Rent, Fifth Adjusted Rent and Sixth Adjusted Rent shall be deemed to be the Maximum First Rent, Maximum Second Rent, Maximum Third Rent, Maximum Fourth Rent, Maximum Fifth Rent and Maximum Sixth Rent respectively, unless otherwise provided by Landlord in its statement to Tenant. If the statement to Tenant reflects an overpayment or underpayment made by Tenant for the portion of the Lease Year then elapsed prior to the calendar month immediately following the month in which such statement was delivered to Tenant, then any such overpayment shall be credited against the next monthly installment or installments (as applicable) of Fixed Rent payable under this Lease and any such underpayment shall be paid by Tenant to Landlord within twenty (20) days after delivery of the statement by Landlord to Tenant. Notwithstanding the foregoing, Landlord shall have no obligation to furnish any further statements to Tenant during the remainder of the current Period once the Fixed Rent equals either the Maximum First Rent, Maximum Second Rent, Maximum Third Rent, Maximum Fourth Rent, Maximum Fifth Rent or Maximum Sixth Rent, as the case may be.

          G. Landlord's failure to render statements under this Section 3.02 shall not be deemed a waiver of Landlord's right to (i) subsequently furnish a statement to Tenant reflecting amounts owed by Tenant hereunder and (ii) collect the amounts owed by Tenant under this Section 3.02.

          H. The provisions of this Section 3.02 shall survive the expiration or sooner termination of this Lease.

          I.  The following is an example of the rental adjustment set forth in
Section 3.02(A) above: If the Index in effect on 10/1/98 exceeds the Base Index by 2%, then the First Adjusted Rent shall initially be $1,607,388.13 (($1,560,571 x [150% x 2%]) + $1,560,571). The First Adjusted Rent will remain in effect from 1/1/99 through 12/31/99. Since the First Rent does not equal the Maximum First Rent, then the computation shall be made again utilizing the Index in effect on 10/1/99. If the Index in effect on 10/1/99 exceeds the Base Index by 8%, then the First Rent commencing 1/1/00 shall be the Maximum First Adjusted
Rent since the computation would otherwise exceed $1,661,253.



          3.03. During the period from 1/01/96 through and including 6/30/2003, the annual Fixed Rent shall be further increased by the amount of $201,364 per annum.

          3.04. All Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except as otherwise provided in Section 3.09 below, the first installment to be paid on the delivery of this Lease.

          All Fixed Rent and additional rent payable under this Lease shall be paid by check of Tenant drawn on Norwest Bank International, ABN Amro Bank N.V. or a bank which is a member of the New York Clearing House Association.

          3.05. All adjustments of rent, costs, charges and expenses which Tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent which Tenant covenants to pay when due. In the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of Fixed Rent. All rent shall be payable by Tenant to Landlord without offset, reduction, counterclaim and/or deduction.

          3.06. If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall promptly pay in full to Landlord, unless expressly prohibited by law, an amount equal to
(i) rentals which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

          3.07. If any installment of Fixed Rent or additional rent is not paid within five (5) days of the date due (or if any such installment is not paid within five (5) days of its due date more than four (4) times in any twelve (12) month period and/or more than twenty (20) times over the term of this Lease, in each case provided that Landlord has notified Tenant in writing of the same, then as to all succeeding installments within such twelve (12) month period and/or for the balance of the term of this Lease), Tenant shall also pay Landlord interest thereon from the due date until paid at 2% per annum above the then published prime interest rate upon unsecured loans charged by Chemical Bank (or The Chase Manhattan Bank, N.A. if Chemical Bank shall not then have an announced prime rate) on loans of 90 days (herein such announced rate plus 2% per annum being herein called the "Prime Rate"). The term "rent" shall include all Fixed Rent, additional rent or other charges payable under this Lease, for nonpayment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent.

          3.08. Anything to the contrary provided for hereinabove notwithstanding, so long as Tenant shall not be in default of any of the terms and provisions of this Lease beyond any applicable notice or grace periods, Tenant shall have no obligation to pay the Fixed Rent provided for hereinabove for that period of time commencing on the Commencement Date and ending on December 31, 1995 (the following day, January 1, 1996, being the "Rent Commencement Date").

          3.09. Provided Tenant is not then in default of any of the terms and provisions of this Lease beyond any applicable notice or grace periods, Tenant shall receive credits (the "Credits") against the Fixed Rent in the amount of $12,916.67 per month from the Rent Commencement Date through and including the day before the third anniversary of the Rent Commencement Date. Tenant shall repay the Credits (inclusive of interest on the Credits) to the Landlord as Fixed Rent in the amount of $9,581.59 per month during the period commencing on the third anniversary of the Rent Commencement Date through and including the day before the ninth anniversary of the Rent Commencement Date.

                              ARTICLE 4

                      ADJUSTMENT OF RENT, ESCALATION

          4.01. The annual rental rate hereinbefore set forth shall be adjusted from time to time as in this Article provided to reflect the decrease or increase in Landlord's expenses incurred in operating the Building and Tenant shall pay such rental, as adjusted pursuant to the provisions hereof, as hereinbefore provided. Landlord shall have all of the rights and remedies for Tenant's failure to make a payment under this Article as Landlord has for Tenant's failure to pay Fixed Rent.

          A.  For the purposes of this Article:

          1.  "Base Tax" shall mean the Taxes, as finally determined, for the
               --------
     Base Tax Year.

          2.  "Base Tax Year" shall mean the fiscal year July 1, 1995 to June
               -------------
     30, 1996, inclusive.

          3.  "Tax Year" shall mean each successive New York City real estate
               --------
     fiscal year commencing on July 1st and expiring on June 30th. If the present use of July 1 to June 30 real estate tax year shall change, then such changed tax year shall be used with appropriate adjustment for the transition.

          4.  "Taxes" shall mean (a) the product of the total assessed valuation
               -----
     (all references in this Article to "assessed valuation" shall be deemed to refer to the lesser of the so-called transitional value assessed valuation and the actual assessed valuation) of the Land and Building of which the Demised Premises are a part for any Tax Year multiplied by the applicable real estate tax rate for such Tax Year plus (b) any assessments, special and extraordinary assessments, and government levies imposed upon or with respect to the Land and Building and (c) any franchise, income, profit, value added, use, or other tax imposed in addition to, in whole or partial substitution for, or in lieu of an increase (in whole or part) in such real estate taxes, whether due to a change in the method of taxation or otherwise, it being understood and agreed that the Taxes computed under clause (a) above shall be the real estate taxes actually payable by Landlord in any Tax Year.

          5. "Expense Year" shall mean the 1995 calendar year and each
              ------------
     subsequent calendar year.

          6.  "Tenant's Percentage" shall mean for purposes of this Lease and
               -------------------
     all calculations in connection therewith eight and twenty-five one hundredths percent (8.25%) which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises and the denominator of which is the agreed rentable square foot area of the Building, both as set forth below. The parties agree that the rentable square foot area of the Demised Premises shall be deemed to be 50,341 square feet, and that the agreed rentable square foot area of the Building shall be deemed to be 610,191 square feet, and that the useable square footage of the Demised Premises is 39,623 square feet.

          7.  "Expense Base" shall mean the Expenses (as hereinafter defined)
               ------------
     for the 1995 Expense Year.

          8.  "Expenses" shall mean the total of all the costs and expenses
               --------
     (computed on the basis of GAAP (as defined in clause (iii)(a) below) consistently applied to real estate) incurred or borne by Landlord with respect to the operation and maintenance of the Land and Building and all appurtenances thereto, and the services provided to the tenants thereof, including, but not limited to, the costs and expenses incurred for and with respect to: electricity for common areas; steam and any other fuel, water rates and sewer rents; air conditioning, ventilation and heating (other than overtime (i.e., hours other than between 9:00 A.M. and 6:00 P.M.
                    ----
     Mondays through Fridays, holidays set forth in Section 6.02 hereof excepted) air-conditioning, ventilation and heating); metal, elevator and elevator cab, lobby, sidewalk and plaza maintenance; equipment, services and personnel for protection and security; lobby decoration and interior and exterior landscape maintenance; sprinkler maintenance and alarm service; maintenance, repairs, replacements, and improvements which are appropriate for the continued operation of the Building as a first-class building; rental (or depreciation except as excluded under clause (iii) below) of vacuums, window washing rigs and other equipment used in cleaning and maintenance; painting and decoration of non-tenant areas; cleaning and window washing (interior and exterior) of the Building by contract or otherwise; garbage and trash removal; premiums for fire and extended coverage insurance, special extended coverage insurance, and other casualty insurance coverage, boiler and machinery insurance, sprinkler, apparatus insurance, public liability and umbrella liability insurance, property damage insurance, rent, or rental value insurance, plate glass insurance and any other insurance which Landlord may deem necessary or which is required by the lessor under any superior lease and/or the holder of any superior mortgage; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans, and group insurance and other direct or indirect expenses respecting employees of the Landlord and Landlord's contractors (where said contractors are affiliates of Landlord) up to and including the grade of building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on Landlord pursuant to laws, orders, rules, regulations, and other legal requirements or pursuant to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to such employees; telephone and other Building office expenses; professional and consulting fees, including legal and auditing fees; association fees or dues; computer time; the expenses, including payments to attorneys, experts and appraisers, incurred by Landlord in connection with any application, proceeding or settlement wherein Landlord obtains or seeks to obtain reduction or refund of Taxes; an annual fee for management of the Building in the sum of $300,000. Said management fee shall be increased for each Expense Year, by adding to $300,000 an amount equal to the product of $300,000 and the percentage of increase in the Expenses for such Expense Year over the Base Expense, both exclusive of such management fees.

          Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(i) leasing commissions, advertising expenditures and legal fees and any other expenses for leasing or attempts to lease;

              (ii)  salaries of personnel above the grade of building manager;


             (iii) expenditures for capital improvements (including those necessitated by the ADA (as defined hereinbelow)) except (a) those which under generally accepted accounting principles ("GAAP") consistently applied to real estate are expenses or regarded as deferred costs, (b) capital expenditures or expenses for equipment designed to result in savings or reduction of Expense (e.g., energy
                                                                 ----
          saving devices), and (c) capital expenditures required by law enacted after the date hereof, in any of which cases the cost thereof shall be included in Expenses for the Expense Year in which the costs are incurred and subsequent Expense Years, on a straight line basis, to the extent that such items are depreciated over their useful life, with an interest factor equal to the Prime Rate at the time of Landlord's having incurred said expenditure. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Expense Year in which they are incurred;

              (iv) cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain, regardless of the extent to which Landlord is compensated therefor through proceeds of insurance or a condemnation award;

               (v) advertising and promotional expenditures and all other expenses related to the leasing of space and/or public relations;

              (vi) all legal and auditing fees, other than legal and auditing fees reasonably incurred (a) in connection with the maintenance and operation of the Land and Building or (b) in connection with the preparation of statements required pursuant to additional rent or rental escalation provisions;

             (vii) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) other than work or services of a kind and scope which Landlord would be obligated to furnish Tenant without charge if such work were required in the Demised Premises;


            (viii) the cost incurred by Landlord in per-forming work or furnishing any service to or for a tenant of space in the Building (including Tenant) for which a separate charge is made, including without limitation, the supply of overtime air-conditioning, ventilation and heating at Landlord's cost and expense at any time other than as required by this Lease regardless of the amount billed or received by Landlord for performing such work or furnishing such service;

              (ix)  Taxes;

               (x) any expenses incurred in connection with any mortgage or other financing secured by any ground or land lease on the Land or the Building, including, without limitation, mortgage interest or amortization, or in connection with any refinancing thereof, including, without limitation, legal, accounting, consultant, mortgage, brokerage or other expenses related thereto;

               (xi) any expenses incurred in connection with any ground or land lease, including without limitation, ground rent;

              (xii) depreciation and other non-cash expenses except as provided for herein;

             (xiii)  any leasing commissions or other brokerage obligations;

              (xiv) any cost incurred in connection with the preparation of any space in the Building for any tenant's (including Tenant's) occupancy;

               (xv) capital costs (but not regular, on-going maintenance or regulation costs) incurred with respect to removal or encapsulation of asbestos or any other hazardous material as defined under present state, federal or local laws relating to the environment;

              (xvi) capital costs of placing the common areas of the Building in compliance with the ADA;


             (xvii) any cost for which Landlord is reimbursed by insurance, tenants or any other party;

            (xviii) any amounts paid to affiliates of Landlord in excess of commercially reasonable amounts;

              (xix)  any amounts resulting from Landlord's failure to meet its legal or contractual obligations (e.g., failure to pay taxes, defaults
                                            ----
          under leases or agreements, etc.) except to the extent that failure to cure a violation is inadvertent or due to Force Majeure or other events beyond Landlord's control;

              (xx) any lease payments for equipment which, if purchased, would be excluded as a capital improvement;

             (xxi) costs and charges for special or extra security or maintenance in respect of works of art;

            (xxii) dues to professional and lobbying associations (except for the allocable dues for REBNY) or contributions to political or charitable organizations;

            (xxiii) costs of correcting defects in the design or construction of the Building (as opposed to costs incurred for maintenance and normal repairs);

            (xxiv) costs resulting from the negligence or wilful acts of Landlord or such party's agents, employees or representatives;

             (xxv) Landlord's overhead and general and administrative expenses above the level of building manager and other than the above management fees;

            (xxvi) costs of works of art of the quality and nature of "fine art" rather than decorative art work customarily found in first class office buildings; and


           (xxvii) any Expenses related exclusively to any garage space in the Building.

          If, during all or part of any Expense Year (including the Expense Base
     Year), the Expenses are artificially low (as determined by Landlord in its reasonable judgment) due to the fact the Building is less than 95% occupied and/or leased, then, for the purposes of computing the additional rent payable hereunder, the Expenses for such period shall be increased by an amount equal to the Expenses which would reasonably have been incurred during such period by Landlord as determined by Landlord in its reasonable judgment, if at least 95% of the rentable area of the Building had been leased.

          B. (1) If the Expenses for any Expense Year shall be greater than the Expense Base, Tenant shall pay to Landlord, as additional rent for such Expense Year, in the manner hereinafter provided, an amount equal to Tenant's Percentage of the excess of the Expenses for such Expense Year over the Expense Base (such amount being hereinafter called the "Expense Payment").

          (2) Landlord shall, prior to or following the commencement of each Expense Year, but in no event in respect of any calendar year prior to 1996, deliver to Tenant a reasonably itemized statement of Landlord's reasonable good faith estimate of the projected Expenses for such Expense Year (which estimate shall not exceed 10% of the immediately preceding Expense Year unless Landlord provides Tenant with a reasonable explanation for any such estimate which exceeds 10% of the immediately preceding Expense Year) and Tenant shall pay on the first day of each month but no earlier than January 1, 1996 as additional rent, together with payment of Fixed Rent, an "Estimated Expense Payment" which shall be equal to one-twelfth (1/12th) of Tenant's Percentage of the amount by which such projected Expenses exceed the Expense Base. At any time during any Expense Year, Landlord may deliver a revised statement of projected Expenses to reflect, if Landlord can reasonably so estimate, known increases in rates for the current Expense Year applicable to the categories involved in computing Expenses and thereafter Tenant's monthly Estimated Expense Payment shall be adjusted accordingly.

          (3) To the extent that at the time of furnishing of any statement of projected Expenses the aggregate monthly payments made during the preceding months of the Expense Year in question are less than the amount which would have been paid if the installment required pursuant to such statement had been made for such preceding months, the deficiency shall be due and payable in full as additional rent within twenty (20) days of Tenant's receipt of such Statement from Landlord.

          (4) Within 120 days following the expiration of each Expense Year, Landlord shall submit to Tenant an "Expense Statement" prepared by a certified public accountant and certified by an officer or a principal of Landlord, setting forth the Expenses for the preceding Expense Year and the Expense Payment, if any, due to Landlord from Tenant for such Expense Year. In the event Tenant's Expense Payment shall be greater than or less than respectively the aggregate of Tenant's Estimated Expense Payments for such Expense Year, then within twenty (20) days after receipt of such Expense Statement Tenant shall make payment of any unpaid portion of its Expense Payment as additional rent, or any excess paid by Tenant shall be, at Landlord's option, either refunded to Tenant or credited against the payment(s) of Estimated Expense Payment next coming due. In either case, such payment shall be made or credited to Tenant with interest at the Prime Rate.

          (5) Until a new statement of projected Expenses is rendered, Tenant's Estimated Expense Payment for any Expense Year shall be deemed to be one-twelfth (1/12th) of the total Estimated Expense Payment for the preceding Expense Year, if any.

          (6) The Expense Statements (which Statements include the Expense Statement for the Expense Base) furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant, within 180 days after they are furnished, shall give a notice to Landlord that it disputes the accuracy or appropriateness of any of same, or requires further information in order to do so, which notice shall specify the particular respects in which the disputed Statement is inaccurate or inappropriate, if then known. Pending the resolution of such dispute (which shall be by arbitration under Article 25 of this Lease), Tenant shall pay the Estimated Expense Payments to Landlord in accordance with the statements of projected Expenses furnished by Landlord. Tenant and its accountants, attorneys and other representatives shall have the right, during reasonable business hours and upon not less than ten (10) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to any Expense Statement, provided (a) such examination is commenced within 180 days following the rendition of the Expense Statement in question and (b) Tenant delivers a confidentiality agreement to Landlord with respect to such dispute and such examination in form and substance reasonably satisfactory to Landlord and Tenant. In the event Landlord shall fail to render an Expense Statement for any Expense Year within three (3) years after the expiration of such Expense Year, then Landlord shall be deemed to have waived its right to collect any Expenses for such Expense Year and any estimated Expense Payment made by Tenant for such Expense Year shall be credited against the next rents otherwise due from Tenant. Tenant shall also have the right to contest the Expense Base provided that Tenant gives notice to Landlord within 180 days from receipt of the Expense Statement which first sets forth the Expense Base that it disputes the accuracy of the Expense Base which notice shall specify the particular respects in which the disputed Statement is inaccurate or inappropriate. Landlord shall pay the reasonable out-of-pocket costs of Tenant's examination of its books and records if it is determined that a discrepancy of greater than 5% exists between Landlord's Expense Statements and the actual Expenses as determined by the review of Landlord's books.

          (7) In no event shall the Fixed Rent under this Lease be reduced by virtue of this Section (except that any increases under this Section may be later reduced or eliminated by virtue of subsequent decreases in Expenses).

          (8) If the Commencement Date is not the first day of an Expense Year or if the date of expiration or termination of this Lease (except for termination for Tenant's default), whether or not same is the Expiration Date or another date prior or subsequent thereto, is not the last day of an Expense Year then the Expense Payment shall be prorated based upon the number of days of the applicable Expense Year within the Term. With respect to the year in which the term of this Lease expires or terminates, such pro rata portion shall, within twenty (20) days after the receipt of an Expense Statement together with the annual Statement of Expenses for that Expense Year, become due and payable by Tenant to Landlord, if it has not theretofore already been paid, and Landlord, as soon as reasonably practicable, shall cause the annual statements of the Expenses for that Expense Year to be prepared and furnished to Tenant. Landlord and Tenant thereupon shall make appropriate adjustments of all amounts then owing.

          C. (1) The annual rental rate shall be increased for each Tax Year during the term of this Lease by Tenant's Percentage of the amount by which the Taxes in each such Tax Year exceed the Base Tax. Landlord shall advise Tenant, by a written statement certified by Landlord's certified public accountant or by Landlord or its agent, of any change in Taxes and the effective date thereof, together with a true and correct copy of the tax bill in respect of the Base Tax Year and any subsequent Tax Year upon Tenant's request at that time (the "Tax Statement"). The Tax Statement shall show the Tenant's new annual rental rate subject to decrease (but only to the extent of prior increases as a result of increased Taxes) in the event of a decrease in Taxes caused by each change and the monthly installments shall be one twelfth 1/12 thereof, and the manner in which the adjustment is computed, including any adjustments in real estate Tax assessments affecting the Taxes for any Tax Year caused by each change and the monthly installments shall be one-twelfth (1/12th) thereof, and the manner in which the adjustment is computed, including any adjustments in real estate tax assessments affecting the Taxes for any Tax Year. Said one-twelfth (1/12th) of such increase shall be due and payable with monthly installments of Fixed Rent. Notwithstanding the foregoing, if Taxes are required to be paid prior to the expiration of the appropriate calendar half or any other applicable fiscal period or the expiration of any Tax Year to avoid a penalty or late charge, then Landlord may immediately elect to bill Tenant for its above specified percentage of any increase in Taxes in excess of the Base Tax with respect to such calendar half or any other applicable fiscal period or Tax Year, as the case may be, and Tenant shall pay same within twenty (20) days thereafter. Any decrease in annual rental rate under this Paragraph C can be applied only to reduce prior increases under this Paragraph. To the extent that the change is relevant to a period for which Tenant has paid its monthly installments of Fixed Rent, a retroactive lump sum payment shall be made by Tenant within twenty (20) days after being billed for the same by Landlord.

          (2) The Tax Statements furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Taxes for the periods represented thereby, unless Tenant, within three (3) years after they are furnished, shall give a notice to Landlord that it disputes the accuracy or appropriateness of any of same, which notice shall specify the particular respects in which the disputed Tax Statement is inaccurate or inappropriate. Pending the resolution of such dispute (which shall be by arbitration under Article 25 of this Lease), Tenant shall pay Tenant's Percentage of the Taxes to Landlord in accordance with the Tax Statements furnished by Landlord. Tenant shall have the right to receive a copy of any tax bill or statement of the applicable taxing authority upon which the disputed Tax Statement is based within twenty (20) days after demand therefor. If Landlord shall fail to render a Tax Statement for any Tax Year within three (3) years after the expiration of such Tax Year, then Landlord shall be deemed to have waived its right to collect any Taxes for such Tax Year.


                                   ARTICLE 5

                                      USE

          5.01. Tenant shall use and occupy the Demised Premises for executive and general offices (including such ancillary uses incidental thereto and in connection therewith as shall be required or desired by Tenant in the operation of its business which ancillary uses may include the following (but only for use of Tenant and its employees and not for the general public): (i) showrooms (which showrooms shall not consist of more than 7,500 useable square feet) in the aggregate; (ii) hand weaving (which hand weaving shall be performed by no more than three employees of Tenant and shall be performed in an area not to exceed 200 usable square feet); (iii) pantries; and (iv) a day care facility (which facility shall be operated in an area not to exceed 500 useable square feet) and for no other purpose provided Tenant complies with all federal, state and local laws, orders, rules and regulations applicable thereto. Tenant will not at any time use or occupy the Demised Premises, or permit same to be used or occupied in violation of the certificate of occupancy for the Building.

          5.02.  The use of the Demised Premises for the purposes specified in
Section 5.01 shall not include:

          (1) the sale to the public of any products kept in the Demised Premises, or any demonstrations to the public, or the sale (whether by persons or by vending machines) of alcoholic beverages, candy, cigarettes, cigars, tobacco, narcotics or other controlled or prohibited substances, newspapers, magazines, beverages, or similar items;

          (2) the rendition of medical, psychological, or therapeutic services;

          (3)  the conduct of an auction;

          (4) the conduct of any gambling activities, or any political activities, or of an employment agency provided, however, that the
                                            --------  -------
     prohibition of political activities is not intended to encompass Tenant's representation and possible "lobbying" efforts (as such term is generally understood) on behalf of Tenant or its customers clients but is intended solely to preclude those activities generally associated with an election campaign or other referendum, such as the conduct of public rallies, public fund raising events and other such events;

          (5) offices of a governmental agency, or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity), or a diplomatic or trade mission;

          (6) the operation of any school or college; or

          (7) any use prohibited by the Rules and Regulations attached hereto and made a part hereof as Exhibit D.
                               ---------

          5.03. Tenant shall not use, occupy, suffer or permit the Demised Premises (or any part thereof) to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would make unobtainable at standard rates from any reputable insurance company authorized to do business in New York State any fire insurance with extended coverage or liability, elevator, boiler, umbrella or other insurance, or, in Landlord's reasonable judgment (a) cause, or be likely to cause, injury or damage to the Building or to any Building equipment or to the Demised Premises, (b) constitute a public or private nuisance, (c) violate any certificate of occupancy in the Building, (d) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Building or the Building equipment, or (e) impair or interfere with any of the Building services, including the furnishing of electrical energy, or the proper and economical cleaning, heating, ventilating, air conditioning or other servicing of the Building, Building equipment, or the Demised Premises.

          5.04. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in (or any subtenant's business) or occupancy of the Demised Premises, then Tenant, at its sole expense, shall procure and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord's request. Tenant shall comply with the terms and conditions of each such license and/or permit.

          5.05.  No licensing of desk space shall be permitted.


                                   ARTICLE 6

                             SERVICES AND EQUIPMENT

          6.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

          A. Provide elevator service during business hours on business days. As used in this Lease, the term "business days" means Monday through Friday exclusive of holidays, and the term "business hours" means 8:00 A.M. to 6:00 P.M. At all times other than during business hours on business days, only one elevator shall be on call to the Demised Premises and to other tenants of the Building.

          B. Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The aforesaid system will be operated by Landlord during business hours on business days.

          C. Provide Building standard cleaning services to the Demised Premises and public portions of the Building on business days. The Cleaning Specifications are annexed hereto and made a part hereof as Exhibit C. If any
                                                            ---------
space may, under the terms of this Lease, be used for the consumption of food, such space will receive only Exhibit C office space cleaning specifications, and Tenant shall have such space periodically exterminated.

          D. Furnish water for ordinary and private lavatory (unless there is a shower in such lavatory), drinking and office cleaning purposes. Landlord shall provide only cold water for use in Tenant's pantries (including one residential-type dishwasher) and private toilets. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

          6.02. Holidays shall be deemed to mean all Federal holidays, State holidays and Building Service Employees Union Contract holidays.

          6.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 6 when the necessity therefor arises by reason of required maintenance, accident, labor dispute, riot, insurrection, emergency, mechanical breakdown, Acts of God, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall perform all required repairs or other necessary work during non-business hours, except in an emergency. Landlord shall exercise good faith to complete all required repairs or other necessary work so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereof, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, except to the extent provided in Section 6.07.

          6.04. Tenant shall not be required to reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant except extraordinary materials or amounts (e.g., more than
                                                                 ----
twelve (12) thirty (30) gallon bags of fabric samples discarded by Tenant on more than forty (40) days per year), and Tenant shall pay all bills therefor when rendered, unless such materials require special handling in which case Tenant shall promptly reimburse Landlord for the costs of removing such materials from the Demised Premises.

          6.05. If Tenant shall require HVAC service at any time other than during business hours on business days, Landlord shall furnish such service (herein called "after-hours air-conditioning service") upon advance written notice from Tenant as specified below and Tenant shall pay Landlord's then established charges therefor on Landlord's demand as additional rent. If Tenant shall not pay the same, Tenant shall also pay interest thereon at the then Prime Rate. Requests for after-hours air-conditioning service shall be submitted in writing to the Building manager, by a person designated by Tenant as authorized to make such requests, before 2:00 P.M. on a non-holiday weekday for such weekday and at least twenty-four (24) hours prior to a holiday or weekend. Landlord's currently established charges for such after-hours air-conditioning service are as follows: air conditioning -- $160 per hour and heat -- $135 per hour.

          6.06. Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant may install, at Tenant's own cost and expense in accordance with, and subject to, the applicable provisions of this Lease (including, without limitation, Article 13 hereof) an additional heating, ventilating and air-conditioning system (hereinafter referred to as the "Supplemental Air-Conditioning System"). Tenant shall be privileged to use the existing valved outlets in the condenser water supply and return risers located on the fan room on the 3rd floor.

The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air-Conditioning System shall be borne by Tenant, and Tenant shall be responsible for the design and installation of its own condenser water pumps, capable of delivering the required flow to Tenant's equipment. Whenever Tenant shall make a connection to any condenser water source, Tenant shall also leave additional valved outlets of a size to be determined by Landlord. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord's prior written approval, (b) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this Lease applicable thereto. Landlord shall have no liability or responsibility whatsoever for any interruption in service of the Supplemental Air-Conditioning System (if any) for any cause whatsoever unless due to Landlord's negligence, nor shall any such interruption be construed as an actual or constructive eviction of Tenant, or entitle Tenant to any abatement of Fixed Rent or additional rent, or relieve or release Tenant from any of its obligations under this Lease. Tenant agrees to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper connection, functioning and protection of the Supplemental Air-Conditioning System.

          Landlord shall furnish, if required, condenser water to support 10 tons of Supplemental Air-Conditioning in the Demised Premises at a cost to Tenant of $630.00 per ton per year. If after the date of this Lease, the cost to Landlord of furnishing condenser water for such Supplemental Air-Conditioning System shall be increased, then the aforesaid cost to Tenant shall be increased to fairly reflect the amount of the actual cost incurred by Landlord.

          6.07. Anything herein contained to the contrary notwithstanding, if due to Landlord's effecting any work in the Building or the Demised Premises, or if any utility or service is not provided to all or part of the Demised Premises (except if such utility or service is not provided due to the failure of the public utility company), and therefore Tenant for ten (10) consecutive business days cannot and does not use all or any part of the Demised Premises (except on an emergency basis) for such entire ten

(10) day period, then Tenant shall be entitled to a pro rata abatement of the rent, based upon the portion of the Demised Premises that Tenant cannot and does not use (except on an emergency basis) for each day after said ten (10) day period, until such work has been substantially completed by Landlord or until such utility or service is restored and Tenant can use the entire Demised Premises, provided, however, that if any utility or service is not provided to all or part of the Demised Premises due to the failure of any public utility company, and therefore Tenant for ten (10) consecutive business days cannot and does not use all or any part of the Demised Premises (except on an emergency basis) for such entire ten (10) day period, then Tenant shall be entitled to a pro rata abatement of rent, based upon the portion of the Demised Premises that Tenant cannot and does not use (except on an emergency basis) for each day after said ten (10) day period for the next ten (10) days, and thereafter an abatement of fifty percent (50%) of the rent attributable to such portion of the Demised Premises that Tenant cannot and does not use (except on any emergency basis), until such utility or service is restored. Notwithstanding the foregoing, Tenant shall not be entitled to any rent abatement if any utility service for which Tenant is a direct customer of the public utility providing such service is not provided to all or part of the Demised Premises by said utility.



                                   ARTICLE 7

                                    ELECTRIC

          7.01. So long as Tenant shall not be in default under this Lease, Landlord shall furnish to the Demised Premises, through the existing transmission facilities installed by Landlord in the Building, alternating electric current in such reasonable quantity as may be now required for Tenant's ordinary use of the Demised Premises for the purposes herein specified. Such electric current shall be measured by meter or meters provided, installed and maintained by Landlord at Landlord's expense at such location or locations in the Building's core as Landlord shall select and the Tenant shall pay monthly to Landlord such amounts (which shall be computed by using the Electric Rates, as hereinafter defined), paid by Landlord plus (as an administrative fee) an additional 5% of such computed amount as may be billed by Landlord to Tenant therefor on the basis of Tenant's consumption of alternating current in the Demised Premises. If Tenant shall fail to pay any such amount within 10 days after receipt of the bill therefor, Tenant shall pay Landlord interest thereon at the then Prime Rate until such bill shall be fully paid plus any of Landlord's reasonable attorney's fees, costs and expenses paid or incurred in collecting on such bill(s). Landlord and its agents shall be permitted access to the electric closets and the meters. Tenant shall supply, at Tenant's cost, adequate electric lighting and electric power to Landlord or Landlord's contractors to clean or make repairs in the Demised Premises.

          7.02. Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation serving the Demised Premises; in furtherance thereof, Tenant's demand electrical load in the Demised Premises shall at no time exceed six (6) watts (average) per usable square foot exclusive of power required to operate the base building air conditioning serving the Demised Premises without Landlord's prior written approval. The term "demand" shall be defined as the demand in kilowatts as registered on the submeter which monitors electric usage in the Demised Premises. When more than one submeter is in use, demand shall be totalized electronically. Tenant understands that if the demand load exceeds five (5) watts (average) per usable square foot in any area that the HVAC system will not be able to perform within the limits specified therefor in Exhibit E-1 attached hereto and made a part hereof. Any additional risers or risers required by Tenant to supply Tenant's electrical requirements and all other equipment proper and necessary in connection therewith, upon request of Tenant, will be installed by Landlord, at Tenant's sole cost and expense, if in Landlord's judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed for riser work. Branch circuits and subfeeders may be run using EMT or BX to the extent permitted by the New York City Electrical Code. In order that personal safety and property of Landlord and the tenants and occupants of the Demised Premises and the Building may not be imperiled by the over taxing of the capacity of the electrical distribution system of the Demised Premises or the Building, and to avert possible adverse effect upon the Building's electrical system,

Tenant shall not, without prior consent of Landlord, make or perform or permit any changes in or alterations to wiring installations or other electrical facilities in or serving the Demised Premises (as such installations or facilities shall be indicated by the final electrical plans submitted by Tenant to Landlord in connection with the initial construction of the Demised Premises) or any additions to the electric fixtures, business machines or office equipment or appliances (other than typewriters, personal computers, desk top laserjet printers and similar energy consuming office machines) in the Demised Premises which utilize electrical energy. Any such alterations or changes performed by Tenant shall be in compliance with all codes and legal requirements. Should Landlord grant such consent, all additional risers, wiring or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as additional rent within 10 days after being billed therefor. Landlord's approval of any electrical alterations or changes shall not be deemed a representation that the same comply with applicable codes or other legal requirements. Landlord, its agents and engineers and consultants may, at Landlord's sole cost and expense, survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant's use of electrical energy therein from time to time to determine whether Tenant is complying with its obligations under this Article provided that Landlord gives Tenant at least twenty-four (24) hours' notice of its desire to enter the Demised Premises for such purpose.

          7.03. (a) Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord's negligence, and then only after prior actual notice has been given to Landlord as provided in Article 24.

          (b) In addition to the foregoing, Landlord shall have the right on five (5) days' prior written notice to Tenant (whenever possible) to "shut down" electrical energy to the Demised Premises during non-business hours when necessitated by the need for repairs, alterations, connections or reconnections, with respect to the Building electrical system (singularly or collectively, "Electrical Work"), regardless of whether the need for such Electrical Work arises in respect of the Demised Premises, any other tenant space, or any Building common areas. Landlord may not, however, shut down Tenant's electrical energy for such Electrical Work during business hours unless such Electrical Work shall be required because of an emergency or required by the utility company servicing the Building. Provided Landlord complies with the terms hereof, Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain due to such "shut down" or Electrical Work.

          7.04. The term "Electric Rates" shall be deemed to mean the rates at which Landlord purchases electrical energy from the public utility supplying electrical service to the Building (currently SC-4II), including any surcharges or charges incurred, or utility taxes or sale taxes or other taxes payable by or imposed upon Landlord in connection therewith, or increase thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto. Landlord and Tenant acknowledge that they understand that the electric rates, charges, taxes and other costs may be changed by virtue of peak demand, time-of-day rates, or other methods of billing, and that the foregoing reference to changes in methods or rules of billing is intended to include any such change.

          7.05. Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon 90 days' notice (or shorter if required by law) to Tenant. If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the public utility company furnishing electrical energy to the Building, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent that they are available, suitable and safe, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electric energy to Tenant, (d) such discontinuance shall be without liability of Landlord to Tenant, and (e) if Landlord shall discontinue the furnishing of electrical energy as a result of any legal requirement or insurance requirement, Landlord shall install and maintain at locations in the Building selected by Landlord any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the public utility supplying the same the cost of which installation and maintenance shall be shared equally by Landlord and Tenant. If Landlord discontinues the furnishing of electric service at its own option, Landlord shall pay the costs and expenses incurred by Tenant for the installation and maintenance of any equipment required by Tenant to obtain electrical energy directly from the public utility supplying the same. Landlord shall be promptly given by Tenant a copy of each electric utility bill of Tenant if Tenant should become a direct customer of the local utility.

          7.06. In the event that any tax shall be imposed upon Landlord's receipts from the sale, use or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed onto, included in the bill of, and paid by Tenant if and to the extent not prohibited by law.


          7.07. Landlord may, at Tenant's option, furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Demised Premises and Tenant shall pay to Landlord (or its designated contractor) upon demand the then established charges therefor as additional rent on demand. Tenant may elect to effect the foregoing work on its own behalf, and in this event Tenant shall use only the same quality of installations (including energy savings devices) as originally provided and shall use only union labor from the applicable trade union or its own employees.

Fans servicing the HVAC system within the Premises shall be wired into Tenant's electric meter and Tenant shall pay the electrical charges for operating such fans.


                                   ARTICLE 8

                       ASSIGNMENT, SUBLETTING, MORTGAGING

          8.01. A. Tenant or its legal representatives will not by operation of law or otherwise, assign (in whole or in part), mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. The consent by Landlord to any assignment or subletting, whether by Tenant or any other tenant in the Building, shall not be a waiver of or constitute a diminution of Landlord's rights hereunder and shall not be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting. Such reasonable attorneys' fees as may be incurred by Landlord in connection with Tenant's request for consent to an assignment or subletting shall be paid by Tenant, but only to the extent that such attorneys' fees involve services rendered by an unrelated third party and not Landlord's in house counsel.


          B. If Tenant or its legal representatives desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall promptly notify the then managing agent of the Building in writing of its desire to assign or sublet. Upon obtaining a proposed assignee or subtenant upon acceptable terms, Tenant shall submit to Landlord in writing:

            (i)   the name and address of the proposed assignee or sublessee;
                  and

           (ii)   the terms of the proposed assignment or sublease; and

          (iii) the nature and character of the business which the proposed assignee or subtenant will conduct in the Demised Premises;

           (iv) if the proposed assignee or sublessee is a corporation other than a public one, the names and addresses of all directors and officers thereof and the names and addresses of each stockholder who or which has beneficial ownership of 33% or more of the proposed assignee or sublessee entity, setting forth for each such stockholder his, her or its percentage of such beneficial ownership; if a partnership, joint venture or other business or unincorporated association, the name and address of each general partner (and limited partner, if any), joint venturer or member thereof, who or which has beneficial ownership of 33% or more of the proposed assignee or sublessee entity, setting forth for each such general partner, limited partner, joint venturer and member his, her or its percentage of such beneficial ownership;
               and

         (v) a complete financial statement (not more than 12 months old), for the proposed assignee or sublessee, certified by certified public accountants regularly employed by the proposed assignee or sublessee, together with a more current interim financial statement for the proposed assignee or sublessee, if available; and

        (vi) in the case of a proposed subletting, a copy of the proposed sublease; and

      (viii) any other information concerning the assignment or sublease which Landlord may reasonably request.

          Landlord shall have the option to be exercised within thirty (30) days from the submission of the aforesaid information: (i) to cancel this Lease with respect to the space to be sublet for the duration of the proposed sublease; or
(ii) to require Tenant to execute and deliver an assignment or sublease to Landlord (or its designee) upon the same terms as submitted by Tenant to Landlord, except that Landlord shall have the unrestricted right to assign or sublet and/or alter the space (provided, however, that any alterations as to
                               --------  -------
space which may be returned to Tenant shall not materially change their use as general or executive office space). In the event of a proposed assignment, or of a proposed sublease which, in the aggregate with all other subleases, demises 50% or more of the Demised Premises, Landlord shall have the further option to be exercised within the said thirty (30) day period, to cancel and terminate this Lease effective on the date of Tenant's proposed assignment or sublease, in which event this Lease and the term hereof shall expire and terminate on that date as if it were the date herein fixed for the termination and expiration of the term of this Lease. Notwithstanding any provision of this Lease to the contrary, fifty percent (50%) of any rentals and/or consideration paid or payable by the subtenant or assignee in excess of the rentals (pro-rated on a square foot basis if the sublease is for less than all of the Demised Premises) reserved and/or payable under this Lease shall be paid by Tenant as and when received by Tenant to Landlord as additional rent, deducting from such excess, the reasonable expenses proven to have been incurred by Tenant in effecting the sublease or assignment, appropriately pro rated (if a sublease) over the term of
                                      --- -----
the sublease. Said reasonable expenses shall include, but not be limited to, brokerage fees, attorneys' fees and disbursements, advertising costs, reasonable concessions to the assignee or subtenant, including, without limitation, free rent or work contributions to the assignee or subtenant, and the costs incurred in connection with alterations, decorations and installations made by Tenant pursuant to its subject assignment or sublease to prepare the space for occupancy by the assignee or the subtenant. The provisions of all preceding sentences of this paragraph shall not apply to any proposed subleases which (in the aggregate) are not for more than 35% of the Demised Premises and which end prior to the tenth anniversary of the Rent Commencement Date, although Tenant shall still need to receive Landlord's approval as to any such sublease pursuant to Section 8.01C. Tenant may not assign all or any part of this Lease, nor sublet all or any part of the Demised Premises, if Tenant is in default under this Lease.

          C. If Tenant has complied with the provisions of Section 8.01B and Landlord has not exercised either of its foregoing options within the time set forth above, its con-sent to the proposed assignment or subletting shall not be unreasonably withheld, and Landlord, within twenty (20) days from the submission of the information required under Section 8.01B shall either approve such proposed assignment or subletting or provide Tenant with the reasonable basis for any refusal; provided, however, that the submission of the information
                 --------  -------
required under Section 8.01B shall be accompanied by a notice containing a legend in bold faced type that Landlord must approve or note its objections to the proposed assignment or sublet within the twenty (20) day time frame (which must be specifically noted in the legend); provided, however, that it may
                                           --------  -------
withhold consent thereto if in the reasonable exercise of its judgment it determines that:

          1. The financial condition and general reputation for good character of the proposed assignee or subtenant are insufficient or not consistent with the obligation and responsibility undertaken by the proposed assignment or sublease; or

          2. The proposed business to be conducted in the Demised Premises is not appropriate for the Building or in the keeping with the character of the existing tenancies or permitted by this Lease, or the use is not expressly permitted by this Lease; or

          3. The nature of the occupancy of the proposed assignee or subtenant will cause a materially greater density of employees or traffic or make materially greater demands on the Building's services or facilities than that made by the typical tenant in the Building at that time; or

          4. Tenant proposes to assign or sublet to one who at the time is a tenant (or subsidiary or affiliate of a tenant) or to a person in possession of premises in the Building, or at 1133 Avenue of the Americas or 114 West 47th Street or to one with whom, identified by Landlord to Tenant after request by Tenant, Landlord is negotiating for a lease or sublease for space in the Building or at 1133 Avenue of the Americas or 114 West 47th Street; or

          5.  The assignee or subtenant shall have or enjoy diplomatic immunity;
     or


          6. Such proposed subletting would result in any floor of the Demised Premises being divided into more than four (4) rental units in the aggregate; or

          7.  Any combination of the foregoing conditions exist.

          8.02. If this Lease shall be assigned or sublet in accordance with this Article, such assignee or subtenant shall be permitted to further assign this Lease or sublet in whole or in part the premises sublet to such subtenant under the same terms and conditions as Tenant would be permitted to assign or sublet under this Lease, as the case may be, as if such assignee or subtenant were Tenant.

          8.03. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

          8.04. Each permitted assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and additional rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

          8.05.  Anything herein contained to the contrary notwithstanding:

          (1) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the lower of the then Building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

          (2) The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include (and shall not be deemed an assignment of this Lease or a sublease) a sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

          8.06. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

          (a) no subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

          (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved by Landlord (where such approval is required);

          (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

          8.07. Anything to the contrary in the foregoing notwithstanding, Tenant may sublet or assign this Lease to any Subsidiary, Parent Company, Affiliate or successor by merger or consolidation or a person to whom all or substantially all of Tenant's assets are transferred or an entity to which all or substantially all of Tenant's stock is transferred (such successor or person being herein called a "Successor") without the consent of Landlord (but only if
(a) such sublet or assignment does not violate Article 5 hereof (b) the Successor has a net worth on the date of such assignment or sublease equal to or greater than the highest net worth of Tenant during the twelve (12) month period immediately prior to such merger, consolidation or transfer and (c) such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease or subleasing the Demised Premises). For purposes of this (S) 8.07, a "Subsidiary," "Parent Company" and "Affiliate" of Tenant shall mean the following: (i) "Subsidiary" shall mean any corporation not less than 50% of whose outstanding stock shall, at the time, be owned directly or indirectly, by Tenant; (ii) "Parent Company" shall mean any corporation which shall own, directly or indirectly, at least 50% of the outstanding stock of Tenant at the time; and (iii) "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by, or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise and/or the ownership of at least 50% of the voting stock of the corporation. Furthermore no such assignment or sublease shall be permitted or effective unless (x) Tenant is not then in default under this Lease, (y) Tenant gives Landlord at least ten (10) days' written notice of such assignment or sublease (or within 10 days after such assignment or sublease, if Tenant is prohibited by federal or state securities laws from disclosing information related thereto) together with a copy of the proposed assignment or sublease and reasonably acceptable proof of the compliance of such transaction with the conditions set forth in this (S) 8.07 and (z) Tenant gives Landlord a signed copy of the final assignment or sublease within ten (10) days after it is executed. No such assignment or sublease by Tenant shall be deemed to release the Tenant from any of its obligations and liabilities hereunder and such assignor or sublessee shall execute an agreement, in form or substance reasonably satisfactory to Landlord, assuming all Tenant's obligations and liabilities hereunder.


                                   ARTICLE 9

              SUBORDINATION, NON-DISTURBANCE, ESTOPPEL CERTIFICATE

          9.01. Landlord's right, title and interest in and to its leasehold estate and to the Building are derived from and under a lease or leases (sometimes referred to collectively as the "Over Lease") described in the final sentence of Section 9.02 of this Lease.

          9.02. This Lease is and shall be subject and subordinate in all respects to the Over Lease, and any other ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or such leases, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, consolidations, replacements and extensions of such Over Lease or leases or mortgages. This section shall be self-operative and no further instrument of subordination shall be required; provided, however, that Landlord (a) shall obtain from the holder
              --------  -------
of any future superior mortgage and/or the lessor under any future superior lease, and (b) shall use all reasonable efforts to obtain from the holders of any present superior lease, a non-disturbance agreement substantially in the form which is then customarily used by such party, with such reasonable modifications as Tenant may request (it being agreed that such superior mortgagee or lessor shall not be responsible for performing any of Landlord's Work and/or for providing the Work Allowance and/or performing Landlord's obligations under the Lease Takeover Agreement (as hereinafter defined)). As used in this paragraph, the terms "future superior mortgage" and "future superior lease" shall include any now-existing instrument that is renewed, modified, consolidated, replaced or extended. Notwithstanding the foregoing, if Landlord does not obtain from the existing holder of the superior mortgage (i.e., Prudential Insurance Company) a non-disturbance agreement substantially
 ----
in the form annexed as Exhibit G within fifteen business days after Tenant signs and delivers this Lease to Landlord, then Tenant shall have the right (as Tenant's sole and exclusive remedy) to cancel this Lease by giving notice thereof to Landlord within ten (10) days after the expiration of such period. Landlord represents that the only mortgage superior to this Lease is the mortgage described in Exhibit H attached. In confirmation of such subordination and non-disturbance, Tenant agrees to promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases," and references to the lessors of superior leases are intended to include the successors in interest of the lessors of superior leases and their successors in interest as may be appro-priate. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes collectively called "superior mortgages." Tenant agrees that if prior approval of this Lease is required by the terms of the superior mortgage described above and such approval is not granted within fifteen business days after Tenant signs and delivers this Lease to Landlord, Landlord may cancel and terminate this Lease at any time within the fifteen (15) day period following such fifteen business day period by written notice to Tenant, provided that such approval has not been granted prior to the issuance of such cancellation and termination notice. If such cancellation and termination notice is so given, or if this Lease is rejected by such superior mortgagee, this Lease shall be deemed cancelled and neither Landlord nor Tenant shall have any further liability under this Lease. Landlord hereby represents that no consent of the lessors under the current superior leases to this Lease is required and that the only leases superior to this Lease are the ones described in Exhibit H attached.

          9.03. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to, remedy such act or omission.

          9.04 In the event of a termination of the Over Lease, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any such mortgage, or if the holder of any such mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under said Over Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be reformed with the same force and effect as if said lessor or such purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options then remaining.

          9.05. In the event of a termination of the Over Lease, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any superior mortgage, or if the holder of any such mortgage acquires a lease in substitution therefor, then (a) this Lease shall not terminate or be terminable by Tenant,
(b) this Lease shall not terminate or be terminable by any subtenant or successor thereto unless Tenant is specifically named and joined in any such action and unless a judgment is obtained therein against Tenant, (c) Tenant shall attorn to the lessor under the Overlease or to the purchaser at the sale of the property encumbered by such mortgage on such foreclosure, as the case may be, and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor or such purchaser, assignee or lessee, were the landlord originally named in this Lease, or at lessor's option, (d) Tenant may enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options then remaining.

          9.06. In the event of the enforcement by the holder of any mortgage of the remedies provided for by law or by any security instrument, Tenant will, upon request of any person succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of said successor in interest, without change in the terms or other provisions of this Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of Fixed Rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any amendment or modification of this Lease made without the consent of the holder of such mortgage or such successor in interest, or (iii) any obligation or liability of Landlord thereunder arising prior to the date the holder of such mortgage shall succeed to the interest of Landlord. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment. Anything to the contrary in the foregoing notwithstanding, any cancellation, abridgment, surrender, modification or amendment of this Lease, without the prior written consent of the holder of any superior mortgage, except as may be permitted by the provisions of any such superior mortgage or assignment of leases and rents granted in connection with such superior mortgage shall be voidable as against the holder of the superior mortgage, at its option.

          9.07. If, in connection with obtaining financing (or condominiumizing) for the Land and/or Building, or of any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing (or condominiumizing), Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or decrease the rights of Tenant or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

          9.08. Each party agrees, at any time and from time to time, upon not less than ten days' prior notice by the other party, to execute, acknowledge and deliver to the other, a statement in writing addressed to the other certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the Building and the Land, and by any landlord under a ground or underlying lease affecting the Land or Building, or both.

          9.09 Unless Tenant is a public company (whose financial statements are available to the public) Tenant agrees to submit to Landlord, on Landlord's request, a copy of the latest annual financial statements of Tenant, certified by an independent certified public accountant reasonably satisfactory to Landlord.


                                   ARTICLE 10

                             ENTRY; RIGHT TO CHANGE
                        PUBLIC PORTIONS OF THE BUILDING

          10.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises. Provided the same does not unreasonably interfere with Tenant's use of its showroom and other public spaces, Landlord or its agents or designees shall have the right to enter the Demised Premises, for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right during business hours to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.

          10.02. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants upon prior reasonable notice to Tenant and provided such exhibition does not unreasonably interfere with Tenant's use of the Premises.

          10.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building, provided the same do not affect the size, configuration, location or dimensions of the Demised Premises (except in an immaterial way), or render them non-contiguous or materially interfere with Tenant's means of access to or egress from the Demised Premises.

          10.04. Landlord shall have the right at any time to name the Building for any person(s) or tenant(s) and to change any and all such names at any time thereafter provided, however, that so long as the named Tenant herein (i.e.,
           --------  -------                                           ----
Forstmann & Company, Inc.) is in actual occupancy of at least 70% (until the date which is ten years from the Rent Commencement Date) or 80% (after that date) of the Demised Premises, Landlord shall not name the Building for any of the following entities or their corporate successors in interest: (a) Burlington Industries Inc., (b) Cleyn & Tinker, (c) The Worster Company and (d) Carleton Woolen Mills Inc.



                                  ARTICLE 11

                               LAWS, ORDINANCES,
                       REQUIREMENTS OF PUBLIC AUTHORITIES

          11.01. Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities including, but not limited to, the Americans with Disabilities Act, Title III, 42 U.S.C.S. (S) 12181-12189 (the "ADA") and with any direction made pursuant to law or any public officers which shall, with respect to the occupancy, use or manner of use of the Demised Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's occupancy, use or manner of use of the Demised Premises or any installations made therein by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

          11.02. If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

          11.03. Except as aforesaid, Landlord shall, at its expense comply with or cause to be complied with, all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities and any direction, made pursuant to law, of any public officer or officers which shall, with respect to the public portions of the Building, or which affect Tenant's use or enjoyment of, or access to, the Demised Premises, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section
11.01 to comply. Landlord may at its expense contest the validity of any such law, ordinance, rule, order or regulation.


                                   ARTICLE 12

                                    REPAIRS

          12.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition. All damage or injury to the Demised Premises, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment or to the Building or to its fixtures, glass, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from fire, explosion, air-conditioning unit or system, short circuits, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of Tenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord. All aforesaid repairs, restorations and replacements shall be in quality and class equal to the original work or installations and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at expense of Tenant and all sums so spent and expenses incurred by Landlord shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after rendition of a bill or statement therefor.

          12.02. Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary or desirable in order to keep in good order and repair the exterior of the Building and the public portions of the Building the need for which Landlord may have knowledge (including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant. Tenant agrees to notify Landlord of the necessity of repairs of which Tenant may have knowledge, for which Landlord may be responsible under the provisions of the preceding sentence.


                                   ARTICLE 13

                             ALTERATIONS; FIXTURES

          13.01. Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises or the electrical, plumbing, mechanical or heating, ventilating and air-conditioning systems serving the Demised Premises, including but not limited to, a water cooler, an air-conditioning or cooling system, mechanical or electrical equipment, or any unit or part thereof or other apparatus of like or other nature, without Landlord's prior written consent, which shall not be unreasonably withheld and then only by contractors or mechanics approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may reasonably designate and in full compliance with all governmental bodies having jurisdiction thereover. As a condition precedent to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to Demised Premises (other than Tenant's initial alterations under Article 37 or subsequent alterations costing under $250,000 in the aggregate), Tenant agrees to obtain and deliver to Landlord (at Landlord's request) a performance bond and a labor and materials payment bond issued by a surety company satisfactory to Landlord and licensed to do business in the State of New York, each in an amount equal to 150% of the cost of all work, labor, and such services to be performed and materials to be furnished in connection with such work, signed by such surety and a receipt of payment in full of the premium for such bond. Landlord and Landlord's designees shall be obligee(s) or insured(s) under such surety bond. Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within thirty (30) days there- after, at Tenant's expense, by filing the bond required by law or payment or otherwise. In addition, Tenant shall defend, save and hold Landlord harmless from any such mechanic's lien or claim, including, without limitation, Landlord's reasonable attorneys' fees, costs and expenses. Landlord shall not be liable for any failure of any Building facilities or services including, but not limited to, the heating, ventilating and air-conditioning installations, and/or additions by Tenant and Tenant shall correct any such faulty installation. Upon Tenant's failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor and unless so paid, Tenant shall also pay Landlord the then Prime Rate on such additional rent.

          13.02.  Prior to commencing any work pursuant to the provisions of
Section 13.01, Tenant shall furnish to Landlord:

          A. Copies of all governmental permits and authorizations which may be required in connection with such work.

          B.  A certificate evidencing that Tenant (or Tenant's contractors) has
     (have) procured workmen's compensation insurance in statutory limits covering all persons employed in connection with the work who might assert claims for death or bodily injury against the holder of the Over-Lease, Landlord, Tenant or the Building.

          C. Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provision of Section 16.03 of Article 16) and general liability insurance (with completed operations endorsement) for any occurrence in or about the

     Building, in such limits as Landlord may reasonably require because of the nature of the work to be done by Tenant and with insurers satisfactory to Landlord.

          13.03. All alterations, installations, additions or improvements upon the Demised Premises, made by either party, including all paneling, decoration, non-removable partitions, railing, mezzanine floors, galleries and the like, affixed to the realty so that they cannot be removed without material damage, or for which Tenant has received a credit, shall become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises, as a part
thereof, at the end of the term or renewal terms, as the case may be.   In the
event Landlord shall elect otherwise (but which election Landlord may make only with respect to Uncommon Alterations, as defined hereinbelow), then Landlord shall notify Tenant at least ninety (90) days prior to the expiration of the term of this Lease of the estimated costs to remove such Uncommon Alterations made by Tenant upon the Demised Premises, as Landlord shall select. Tenant shall have thirty (30) days from the receipt of such notice from Landlord to pay to Landlord the estimated costs of removal and Landlord shall remove such Uncommon Alterations after the expiration of the term of this Lease. As used herein, the term "Uncommon Alterations" shall mean alterations of a nature which are not typically a part of a basic executive office build-out (i.e., internal
                                                                ----
staircases; floor openings [whether for such staircases or other installations between floors]; reinforced flooring above the floor slab; vaults; auditoriums; kitchens; lunchrooms; executive or additional washrooms, showers or toilets; alterations affecting the facade of the Building or its windows; special or supplemental systems [including HVAC units]; marble installations on floors which have been raised; raised computer room (floor and other unusual installations). All movable property, furniture, furnishings and trade fixtures, not affixed to the realty so that they can be removed without material damage shall remain the property of Tenant, shall be removed by Tenant on or before the expiration of the term or sooner termination thereof and, in case of damage by reason of their removal, Tenant shall repair any damage and restore the Demised Premises to good order and condition, reasonable wear and tear excepted. In case Tenant shall decide not to remove any part of such property, it shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the term of this Lease specifying the items of property which it has decided not to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of the said Tenant's property, and/or if Landlord shall elect, not less than 30 days prior to the expiration of this Lease, to require the removal of any alterations, decorations, installations, additions or improvements referred to above, Tenant shall at its expense, at or before the expiration of the term of this Lease, remove said property, and in case of damage by reason of such removal, restore the Demised Premises to good order and condition.

          13.04. A. Before proceeding with any alteration and/or addition, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord's review and approval. In the event, however, that Landlord shall have failed to respond to Tenant's request for approval of such plans and specifications within ten (10) business days of receipt thereof, then Landlord shall be deemed to have given its approval thereof, provided, however, that the submission of such plans and specification
         --------  -------
shall be accompanied by a notice to Landlord containing a legend in bold faced type that the failure by Landlord to approve or note its objections to the plans and specifications within the ten (10) business day time frame (which must be specifically noted in the legend), shall result in a "deemed approval" by Landlord of the plans and specifications. Landlord shall sign any forms required by the Building Department in order for Tenant to construct the staircase between the 3rd and 4th floors of the Building after Landlord has reviewed and approved the structural plans prepared by The Office of Irwin Cantor. With respect to any other work to be performed by Tenant in the Demised Premises, Landlord will sign any forms required by the Building Department after Landlord has reviewed and approved the preliminary plans and specifications submitted by Tenant, provided, however, Tenant shall submit to Landlord, for Landlord's review and approval, final plans for any such work and agrees that such final plans and specifications shall be revised in accordance with Landlord's comments thereto regardless of Landlord's comments (or lack of comments) to the preliminary plans and specifications. In no event by reason thereof shall Tenant's connected electrical load exceed the capacity of the distribution system in and to the Demised Premises.

          B. Tenant shall (other than with respect to Tenant's initial alterations under Article 37) promptly reimburse Landlord for out-of-pocket expenses paid by Landlord in connection with (i) its decision as to whether to approve the proposed alterations and/or additions and (ii) inspecting the alterations and/or additions to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal requirements and insurance requirements, including the fees and expenses of any attorney, architect or engineer employed for such purpose. Landlord represents that the only consent to alterations required under the current superior lease and superior mortgage is to structural alterations under the superior mortgage.

          C. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in New York) but Tenant shall be permitted to lease normal office equipment, e.g., built-in furniture, typewriter, computers,
                               ----
photocopy machines and telex machines, which are not to be built into the Demised Premises.

          D. No alterations and/or additions shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer satisfactory to Landlord (which approval shall not be unreasonably withheld) and
(ii) except after at least 30 days' prior notice to Landlord.

          E. All alterations and/or additions shall at all times comply with all legal requirements and insurance re-quirements and all rules and regulations including any Landlord may adopt with respect to the making of any improvements and shall be made at such times and in such manner as Landlord reasonably may direct provided Tenant has received written notice from Landlord of any rules and regulations adopted by Landlord with respect to the making of improvements. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such alterations and/or improvements and for final approval thereof upon completions, (b) deliver three copies to Landlord and (c) cause all alterations and/or improvements to be performed in a good and first class workmanlike manner, using new materials and equipment at least equal in quality to the installations of the Building or the then standards for the Building established by Landlord and in accordance with the standards set forth in Exhibit E-1. All alterations and/or additions shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant (unless Tenant obtains the prior approval of Landlord and any tenants which may be affected thereby) nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building's equipment) or in the performance of any improvements. If any additional expense is incurred, Landlord shall notify Tenant of such expenditures. Landlord may collect such expenses as additional rent from Tenant and Tenant's failure to promptly pay the same when billed shall entitle Landlord to treat the non-payment thereof as a non-payment of rent under this Lease and until paid to Landlord such additional rent shall bear interest at the then Prime Rate. Upon completion of Tenant's improvements, if there have been material field changes to the work shown in Tenant's approved plans or if any such changes affect any of the Building systems, Tenant shall deliver a complete set of "As Built" drawings and plans to Landlord. No improvements shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's sole and exclusive property without Landlord's prior written consent and unless they shall be promptly replaced, at Tenant's expense, with fixtures, equipment or other property, of like utility and at least equal value (which thereupon shall become the property of Landlord).

          F. Tenant, at its sole expense, promptly shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with its alterations and/or additions which shall be issued by any public authority having or asserting jurisdiction.

          G. Only Landlord or persons first approved by Landlord (including but not limited to those listed on Exhibit E) shall be permitted to act as contractor for any work to be performed in accordance with this Article. Landlord reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. In the event Tenant shall employ any contractor permitted in this Article, such contractor or any subcontractor may have use of the Building facilities subject to the provisions of this Lease and the Rules and Regulations governing construction. Tenant will advise Landlord of the names of any such contractor and subcontractor Tenant proposes to use in the Demised Premises at least 30 days prior to the beginning of work by such contractor or subcontractor.

          H. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, or perceived interference or conflict,Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agree to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any attorney's fees and any claims made by contractors, mechanics and/or laborers so precluded from having access to the Building.

          I. No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any improvements or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.

                                   ARTICLE 14

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          14.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand.


                                   ARTICLE 15

                            NO LIABILITY OF LANDLORD

          15.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provision of this Lease. The taking possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and the Building and that same were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.

          15.02. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if, and only to the extent, Landlord is prevented or delayed from so doing by reason of strike or labor trouble or any other cause outside of Landlord's control including, but not limited to, governmental pre-emption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency declared as such by a governmental agency or body.

          15.03. Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord and its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any patent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises (except for the windows located on the west side of the Building or on the side of the Building which is adjacent to the Belasco Theater) are temporarily or permanently closed, darkened or bricked up in order to comply with a legal requirement as to which Landlord has no choice (as compared with a zoning rights trade-off, for example), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction; provided, however, that if the windows (except of the west side of the Building
- --------  -------
or on the side of the Building which is adjacent to the Belasco Theater) are permanently closed, darkened or bricked up, Tenant shall have the right to cancel this Lease by notice to Landlord given within sixty (60) days of such event or (if Tenant does not so cancel) to an equitable adjustment of the Fixed Rent. Tenant shall reimburse and compensate Landlord as additional rent within fifteen (15) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant shall fail to make such payment within said fifteen (15) days, Tenant shall also be liable for interest on such additional rent at the then Prime Rate until Landlord shall be fully reimbursed. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

          15.04. No recourse shall be had on any of Landlord's obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord's capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord," whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

          15.05. Tenant shall look only and solely to Landlord's leasehold estate and interest in and to the Building and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principal (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other en-forcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

                                   ARTICLE 16

                                   INSURANCE

          16.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the term of this Lease.

          16.02. If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord. If Tenant shall fail to make such reimbursement when billed for the same, Landlord may treat the same as a default in the payment of rental and shall also be entitled to interest on the unpaid sum at the then Prime Rate until such sum shall be fully paid to Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange or other body making fire insurance rates for said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Building or Demised Premises.

          16.03. Tenant shall obtain and keep in full force and effect during the term, at its own cost and expense, to protect Tenant as the insured party and Landlord and any Landlord's agents, any superior lessor, superior mortgagee of which Landlord so advises Tenant as additional insureds (a) public liability insurance to afford protection against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Demised Premises, or any part thereof in an amount of not less than $5,000,000 for injury or death arising out of any one occurrence, and $500,000 for damage to property in respect of one occurrence or in any increased amount reasonably required by Landlord; and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of fire insurance policies with extended coverage, to Tenant's property for the full insurable value thereof. During such time as Tenant shall be constructing any improvements, alterations and/or additions to the Demised Premises, Tenant shall carry builder's risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to and to specifically protect the Landlord and any superior lessor.

          All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company of recognized responsibility licensed to do business in New York State. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord may, at its option do so, and Tenant agrees to pay the cost thereof to Landlord upon demand as additional rent, together with interest thereon at the then Prime Rate. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be noncancellable and not permitted to lapse or be modified except upon 30 days' prior notice to Landlord. On the Commencement Date the original insurance policies or appropriate endorsements thereto shall also be deposited.

          16.04. Tenant shall indemnify and hold Landlord harmless from and against all claims or damage (including attorneys' fees) to person or property occurring in or about the Demised Premises or arising from, related to or in connection with the use or occupancy of the Demised Premises or the conduct of Tenant's business therein or therefrom.

                                   ARTICLE 17

                         DAMAGE BY FIRE OR OTHER CAUSE

          17.01. If the Demised Premises shall be partially damaged by fire or other cause without the default or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, or if such damage to other parts of the Building materially interferes with Tenant's access to or normal use of the Demised Premises, the damages shall be repaired by and at the expense of Landlord and until such repairs shall be completed the Fixed Rent shall be apportioned according to the part of the Demised Premises which is usable by Tenant. But if partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord, or for reasonable delay on account of "labor troubles," or for Acts of God, or any other cause beyond Landlord's control, or any combination thereof. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, or if such damage to other parts of the Building materially interferes with Tenant's access to or normal use of the Demised Premises, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, or access to and normal use of the Demised Premises has been restored, subject to Landlord's right to elect not to restore the same as hereinafter provided. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Article 24 hereof provided, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease then upon the termination of this Lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provision of Section 227 of the Real Property Law and agrees that the foregoing provision of this Article shall govern and control in lieu thereof, this Article being an express agreement. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of Tenant.

          17.02. No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its reasonable efforts (which reasonable efforts shall in no event obligate Landlord to pay overtime pay or other premium rates) to effect such repairs promptly and in such a manner as not unreasonably to interfere with Tenant's occupancy.

          17.03. The parties hereto shall each procure and maintain in force and effect an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and the Building and the personal property, fixtures and equipment located therein or thereon, pursuant to which, the insurance companies waive subrogation, provided such waiver is procurable without additional premium, and having obtained such clause or endorsement of waiver of subrogation, each party hereby agrees that it will not make any claims against or seek to recover from the other for any loss or damage to its property or the property of the other, covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause and/or endorsements and shall be co-extensive therewith. If such waiver of subrogation shall be procurable only by payment of an additional premium therefor, notice of such requirements shall be furnished to the other party, and if such other party fails to pay such additional premium, or if such waiver of subrogation shall no longer be obtainable, then the provisions hereof shall not be applicable to such other party. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, equipment, improvements, furnishings or other Tenant appurtenances removable by Tenant, and Tenant agrees that Landlord will not be obli gated to repair any damage thereto or to replace the same. Tenant agrees to carry and maintain insurance on all of its property equal to 100% of the full insurable value thereof.

          17.04. If more than 15% of the Demised Premises or a substantial portion of the Building shall be damaged by fire or other casualty during the last two (2) years of the terms of this Lease, Landlord or Tenant may, upon 90 days written notice to the other, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease, and in the event of such cancellation, Landlord shall have no duty to repair and/or restore the Demised Premises.


                                  ARTICLE 18

                                 CONDEMNATION

          18.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          18.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of such date.

          18.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall have no claim for the value of any unexpired term of this Lease. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim in any such eminent domain proceeding for the value of all improvements, alterations and additions made to the Demised Premises by Tenant, at Tenant's sole expense, and which were not in replacement of any improvements, alterations or additions previously existing in the Demised Premises or for which Landlord gave Tenant any credits or allowances, and for the value of Tenant's furniture, fixtures, machinery and equipment contained in the Demised Premises and for expenses (including, but not limited to, moving expenses and attorneys' fees) incurred by Tenant as a result of any such proceeding and Tenant's moving expenses to a different site, provided no such award to Tenant shall reduce any award to Landlord.

          18.04. If more than 15% of the Demised Premises shall be taken in condemnation during the last two (2) years of the term of this Lease, Landlord or Tenant may give the other a 90 day notice terminating and cancelling this Lease as if the date set forth in the notice were the Expiration Date hereof.

                                  ARTICLE 19

                                  BANKRUPTCY

          19.01. If at the date fixed as the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the United States Bankruptcy Code, as amended, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated if so ordered by the bankruptcy court, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

          19.02. It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Section, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of six per cent (6%) annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

          19.03. Without limiting any of the foregoing provisions of this Article, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Article and/or Article
8), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of six months' Fixed Rent then reserved hereunder plus an amount equal to one-half of all additional rent payable under Articles 4, 6, 7 or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, with interest, for the balance of the term as a security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, 50% of such considerations, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant's personal property in the Demised Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee or transferee. Any such assignee or transferee may only use the Demised Premises as executive offices for such assignee or transferee and such occupancy may not materially increase the number of individuals occupying the Demised Premises compared to one year before the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, adequate assurance shall mean that any such assignee or transferee of this Lease shall have a net worth (exclusive of good will) equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid. Such assignee or transferee shall expressly assume this Lease by an agreement in recordable form.

                                  ARTICLE 20

                  DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION

          20.01. A. If Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent or additional rent, or if the Demised Premises become vacant or deserted, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees, then, in any one or more of such events, upon Landlord serving a written fifteen (15) days' notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default or, if Tenant shall default in the performance of any term or condition of this Lease (other than the payment of Fixed Rent or additional rent) more than three times in any period of nine months, or, with respect to the payment of any item of Fixed Rent or additional rent, more than two times in any period of six months, and notwithstanding that such defaults shall have each been cured within the applicable period, as above provided, if any further similar default shall occur, then Landlord may serve a written ten (10) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said ten (10) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

          B. If the notice provided for in A hereof shall have been given, and the term shall expire as aforesaid; or (1) if Tenant shall make default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided; or (2) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or (3) if Tenant shall make default with respect to any other lease between Landlord and Tenant; or (4) if Tenant shall fail to take possession of the Demised Premises within fifteen (15) days after commencement of the term of the Lease; then and in any of such events Landlord may without notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made but Tenant shall remain liable hereunder as hereinafter provided, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

          20.02. In the case of any such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (a) the Fixed Rent and additional rent shall become due thereupon and be paid to the time of such re-entry, dispossession and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent and additional rents hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In lieu thereof, Landlord may immediately accelerate such deficiency for the entire balance of the term, discounted in the same manner as specified in Section
19.03. Landlord at Landlord' s option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgement considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. Any such action may be an action for the full amount of all rents and damages suffered or to be suffered by Landlord. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises by reason of the violation by Tenant of the covenants and conditions of this Lease, or otherwise.



                                  ARTICLE 21

                          COVENANT OF QUIET ENJOYMENT

          Landlord covenants and agrees with Tenant that upon Tenant's paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease (including, but not limited to, Article 23 hereof) and the Over Lease, ground leases, underlying leases and mortgages hereinbefore and hereinafter mentioned.


                                  ARTICLE 22

                             SURRENDER OF PREMISES

          22.01 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

          22.02 Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term hereof. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises as aforesaid will be substantial, will exceed the amount of annual Fixed Rent and additional rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the term hereof, for use and occupancy, the aggregate sum of (i) one and one-quarter times the amount of the installment of the annual Fixed Rent that was payable under this Lease for the last month of the term hereof with respect to the first two (2) months after the expiration of the term of this Lease and one and one-half times the amount of the installment of the annual Fixed Rent that was payable under this Lease for the last month of the term hereof, with respect to each month thereafter, plus (ii) one-twelfth of all items of annual additional rent which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, plus (iii) those items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, which aggregate sum Tenant agrees to pay to Landlord upon demand, in full without setoff, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises. Further, Tenant shall be liable to Landlord for all losses and damages which Landlord may reasonably incur or sustain by reason of such holding over, including, but not limited to, damages incurred or sustained by reason of Landlord's inability to timely place a new tenant in possession of the Demised Premises.

                                  ARTICLE 23

                            DEFINITION OF LANDLORD

          The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or the tenant under the ground lease or under the Over Lease affecting the Land and the Building or the Building, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Building, or Landlord's interest as a lessee under the Over Lease, or of such ground or underlying lease, such owner, tenant under the ground or Over Lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under the ground or underlying lease, or Over Lease, or mortgagee in possession for the time being of the Building, until sold, assigned or transferred.


                                  ARTICLE 24

                                    NOTICES

          Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice, request or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, three (3) business days after Landlord shall have deposited such notice, request or demand by certified or registered mail, return receipt requested, enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Tenant at the Demised Premises, and until Tenant has moved its offices to the Demised Premises, shall have deposited such notice, request or demand by certified or registered mail, enclosed in a securely closed postpaid wrapper in such a post office addressed to Tenant at its address as stated on the first page of this Lease. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, three (3) business days after Tenant shall have deposited such notice, request or demand by certified or registered mail, return receipt requested, enclosed in a securely closed postpaid wrapper in such a post office addressed to Landlord at 1133 Avenue of the Americas, New York, N.Y. 10036, with a copy to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Robert M. Safron, Esq., or to such other or further address or addresses as Landlord may designate for such purpose by like notice. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it.

                                  ARTICLE 25

                                  ARBITRATION

          25.01. Whenever in this Lease, it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten days after the second arbitrator is appointed and within thirty days thereafter shall decide the dispute. If within said period they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, then the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association in the City of New York. The three arbitrators shall meet and decide the dispute. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court.

          25.02. The obligation of Landlord and Tenant to submit a dispute to arbitration is limited to disputes arising under those Articles of this Lease which specifically provide for arbitration.

                                  ARTICLE 26

                             RULES AND REGULATIONS

          26.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and incorporated herein as Exhibit D. Landlord
                                                       ---------
shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the said Rules and Regulations with the same force and effect as if they were originally attached hereto and incorporated herein.

          26.02. Any failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of the enforceability of any such Rules and Regulations. Landlord shall not, however, enforce any Rule against Tenant if that same Rule is not being enforced against all other tenants.


                                  ARTICLE 27

                                    BROKER

          Each of Landlord and Tenant warrants and represents that the sole broker in this transaction is CB Commercial Real Estate Group, Inc. (the "Broker"). Each of Landlord and Tenant agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) arising out of any conversations or negotiations had by the indemnifying party with any broker or party acting as such other than the Broker. Landlord shall be responsible for payment of any commission or other fee earned by the Broker pursuant to separate agreement between them only if, as and when this Lease is fully and unconditionally executed and delivered by Landlord and Tenant and all conditions to its effectiveness and validity have been satisfied or waived.

                                  ARTICLE 28

                                 ZONING RIGHTS

          28.01. During the Term of this Lease, Landlord shall have the right, and Tenant shall not have the right, (i) to cause all or any part of the Demised Premises and/or the zoning lot upon which the Building is located in whole or in part (hereinafter referred to solely for purposes of this Article as the "Land") and/or the Building, to be combined with any other land or premises so as to constitute the combined premises into a single zoning "lot" or "development" or "enlargement" as those terms are now, or may hereafter be, defined in the Zoning Resolution of The City of New York (the "Zoning Resolution"), (ii) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises, the Land or the Building to be subdivided into two or more lots, developments or enlargements, (iii) to cause development rights (whether from the Land or other premises) to be transferred to any such lot, development or enlargement, (iv) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law or (v) to exploit, sell, convey, lease or otherwise transfer any so called "air rights," "air space," "zoning rights" or "development rights" above or appurtenant to the Land or the Building. Tenant hereby acknowledges that it is not a "party in interest" as defined in the Zoning Resolution, and shall not and cannot become a "party in interest" under any circumstances by virtue of its leasehold interest hereunder. Tenant further acknowledges that neither Tenant nor the estate or interest of Tenant hereunder would be "adversely affected" (within the meaning of the Zoning Resolution) by any development of the Land or the Building or any such combined premises nor by the filing of any declaration combining all or a part of the Land or the Building with any other premises and that Tenant's estate and interest hereunder are not and would not be superior to any such declaration.

          28.02. Notwithstanding the provisions of Section 28.01, above, in the event that Tenant is deemed to have any of the rights disclaimed in Section 28.01, above, or is deemed to be a party in interest, Tenant hereby transfers such rights and any rights as a party in interest to Landlord. In furtherance thereof, Tenant will within three (3) days after written request by Landlord execute and deliver to Landlord a waiver of its right to join in a Declaration of Restrictions pursuant to Section 12-10 of the Zoning Resolution (a "Waiver"). Upon each assignment of this Lease by Tenant (no consent thereto being implied hereby) the assignee shall execute, acknowledge and deliver to Landlord, and at any time or times, within three (3) days after written request of Landlord, Tenant and each assignee shall execute, acknowledge and deliver to Landlord, (i) any further Waiver, and (ii) if requested by Landlord, any Declaration of Restrictions pursuant to said Section 12-10 (or any successor provision thereto), and (iii) any other instrument in form and substance satisfactory to the parties intended to evidence the fact that Tenant (or such assignee) has no right and asserts no claim, and/or has transferred to Landlord any such right or claim, to participate in any way in the matters reserved to Landlord pursuant to
Section 28.01, above. If Tenant (or such assignee) fails to so execute any such instrument within ten (10) days after Landlord's written request therefor, Tenant (or such assignee) hereby irrevocably appoints Landlord its agent and attorney-in-fact, coupled with an interest, to execute and deliver the same in its name.



                                  ARTICLE 29

                               SECURITY DEPOSIT

          29.01. Tenant shall deposit with Landlord, within five (5) business days from the execution of this Lease, $2,067,040 (the "Security Deposit") as security for the full, faithful and punctual performance by Tenant of all of the terms of this Lease. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit, without interest, shall be returned to Tenant after the termination of this Lease and delivery of exclusive possession of the Demised Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the obligation to transfer the Security Deposit to the vendee or lessee and Landlord shall immediately be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new owner or landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance.

          29.02. In lieu of a cash deposit, Tenant may deliver to Landlord in accordance with the terms and conditions of this Article 29, one or more Letters of Credit in an amount equal to the Security Deposit.

          29.03. A. Provided Tenant is not then in default under this Lease, the first $1,000,000 of the Security Deposit or the Letters of Credit shall be reduced in accordance with the following provisions of this Section if Tenant satsifies the following conditions: (x) Forstmann has a Net Worth (exclusive of good will) equal to at least fifty million dollars ($50,000,000) and a Total Liabilities to Net Worth Ratio of not greater than 4 to 1 as of January 1, 2000, and (y) Forstmann's Net Worth has not, at any time from the execution of this Lease to December 31, 1999, dropped more than ten percent (10%) below Forstmann's Net Worth as set forth in the Forstmann Financial Statements. For purposes of this Article 29, (i) the term "Forstmann" shall mean Forstmann & Company, Inc., (ii) the term "Forstmann Financial Statements" shall mean the financial statements of Forstmann for the period ending October 30, 1994 to be prepared and audited by Deloitte & Touche, (iii) the term "Net Worth" shall mean
(a) Total Assets less (b) Total Liabilities, in each case determined in conformity with GAAP and as shown on the financial statements for Forstmann's most recent fiscal year prepared and audited by Deloitte & Touche LLP, any nationally recognized "big six" accounting firm or another certified public accountant reasonably acceptable to Landlord, (iv) the term "Total Assets" shall mean the total of all assets of Forstmann (excluding the value of this Lease and any good will), (v) the term "Total Liabilities" shall mean the total of all liabilities of Forstmann (excluding the first $4,000,000 of any preferred stock of Forstmann), and (vi) the Total Liabilities to Net Worth Ratio shall be equal to Total Liabilities divided by Net Worth. If Tenant satisfies the foregoing conditions and is not then in default under this Lease, the Security Deposit or the Letters of Credit shall be reduced on each of the following dates to the following respective amounts:



                                   Security Deposit or
          Date                     Letter of Credit Requirement
          ----                     ----------------------------
          1/1/00                   $500,000

          1/1/01                   $436,812

          1/1/02                   $373,624

          1/1/03                   $310,435


          B. In addition to the foregoing, provided Tenant is not then in default under this Lease, the first $1,000,000 of the Security Deposit or the Letters of Credit shall be reduced in accordance with the following provisions of this Section if Tenant satsifies the following conditions: (x) if Tenant achieves a Net Worth (exclusive of good will) equal to at least seventy-five million dollars ($75,000,000) and a Total Liabilities to Net Worth Ratio of not greater than 3 to 1 as a result of a non-operating change in financial position (i.e.,----acquisition, merger, equity offering, debt restructuring or similar non-operating change) and (y) Forstmann's Net Worth has not, at any time from the execution of this Lease to December 31, 1999, dropped more than ten percent (10%) below Forstmann's Net Worth as set forth in the Forstmann Financial Statements. If Tenant satisfies the foregoing conditions and is not then in default under this Lease, the Security Deposit or the Letters of Credit shall be reduced on the January 1 following the year in which Forstmann satisfies the foregoing conditions (the "First Reduction Date") (and each subsequent anniversary thereof) to the following respective amounts:


                                    Security Deposit or
          Date                      Letter of Credit Requirement
          ----                      ----------------------------




     First Reduction Date             $500,000

     First Anniversary of
     First Reduction Date             $436,812

     Second Anniversary of
     First Reduction Date             $373,624

     Third Anniversary of
     First Reduction Date             $310,435


          29.04. If the Security Deposit or Letters of Credit have not been reduced pursuant to Section 29.03, and provided, further, that Tenant is not then in default under the Lease, the first $1,000,000 of the Security Deposit or the Letters of Credit shall be reduced by twenty percent (20%) of the original amount thereof effective on January 1, 2001 and each subsequent anniversary thereof, provided, however, that in no event, and notwithstanding the provisions
         --------  -------
of Section 29.05, shall the Security Deposit or the Letter of Credit be reduced below $310,435.

          29.05. Provided Tenant is not then in default of this Lease, the remaining $1,067,040 of the Security Deposit or Letters of Credit shall be reduced on each of the following dates to the following respective amounts:


          Date
          ----
     Security Deposit or
                                      Letter of Credit Requirement
                                      ----------------------------

          1/1/97                      $949,659

          1/1/98                      $838,501

          1/1/99                      $715,704

          1/1/00                      $580,048



          1/1/01                       $430,187

          1/1/02                       $264,634

          1/1/03                       $ 81,746

          1/1/04                       $      0.

          29.06.  Notwithstanding the provisions of Sections 29.03, 29.04, and
29.05 to the contrary, provided Tenant is not then in default under this Lease, Security Deposit or Letters of Credit shall be reduced in accordance with the following provisions if Tenant satisfies the following conditions: (i) has a Net Worth of at least one hundred million dollars ($100,000,000) and a Total Liabilities to Net Worth Ratio of not greater than 2 to 1 and (ii) Forstmann's Net Worth has not, at any time from the execution of this Lease to December 31, 1999, dropped more than ten percent (10%) below Forstmann's Net Worth as set forth in the Forstmann Financial Statements. If Tenant satisfies the foregoing conditions and is not then in default under this Lease, the Security Deposit or the Letters of Credit shall be reduced to $310,345 on the January 1 following the year in which Forstmann satisfies the foregoing conditions (the "Second Reduction Date").

          29.07. In the event that Tenant, in lieu of a cash deposit, delivers to Landlord one or more clean, irrevocable and unconditional Letters of Credit, such Letters of Credit shall be issued by and drawn upon Norwest Bank International, a United States branch office of ABN AMRO Bank N.V. or any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, which Letters of Credit shall have a term of not less than one year, be in the form annexed hereto as Exhibit F, be for the account of Landlord and be in the amount of the Security Deposit. Each of the Letters of Credit shall provide that:

          (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn, together with a written statement by an officer of Landlord made under penalty of perjury, specifying the nature of Tenant's default, the date written notice thereof was given (a copy of such notice to be attached) and the fact that such default was not cured within the applicable cure period;

         (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

        (iii) Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Landlord as a cash deposit pursuant to the terms of this Article 29 pending the replacement of such Letter of Credit or Tenant's default after notice and the expiration of any applicable cure period hereunder); and

         (iv) Upon Landlord's sale of Landlord's interest in the land and the Building, the Letter of Credit shall be transferable, without charge, by Landlord, as provided in Section 29.08 hereof.

If the Letter of Credit does not contain the provisions of clauses (ii) and
(iii) above, then Tenant shall renew or replace the Letter of Credit for a term of at least one year at least 30 days prior to the stated expiration date in such expiring Letter of Credit. If Tenant fails to renew or replace such Letter of Credit prior to such 30-day period, Landlord shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Landlord as a cash deposit pursuant to the terms of this Article 29 pending the renewal or replacement of such Letter of Credit or Tenant's default after notice and the expiration of any applicable cure period hereunder).

          29.08. In the event of a sale of Landlord's interest in the land and the Building, Landlord shall have the obligation to transfer (at no expense to Landlord) the cash security or Letters of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall, after notice to Tenant of such transfer, sent by certified mail, return receipt requested, including the name and address of the transferee, be released by Tenant from all liability for the return of such cash security or Letters of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said cash security or Letters of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letters of Credit to a new landlord.

          29.09. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letters of Credit deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

          29.10. Landlord agrees that it will not draw down the proceeds of the Letters of Credit except in the event of a default, after notice and the expiration of any applicable cure period, by Tenant hereunder or the non-renewal of such Letters of Credit by the Issuing Bank.

          29.11 In the event that at any time during the term of this lease, Landlord, in Landlord's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section
29.07 hereof, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letters of Credit (hereinafter referred to as the "Existing L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within ten (10) days to replace the Existing L/C with new letters of credit (hereinafter referred to as the "Replacement L/C") from an Issuing Bank meeting the qualifications described in
Section 29.07 hereof. Upon receipt of a Replacement L/C meeting the qualifications of Section 29.07 hereof, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (i) a Replacement L/C meeting the qualifications of Section 29.07 hereof is not received by Landlord within the time specified, or (ii) Landlord reasonably believes that the Issuing Bank is likely to fail or be incapable or unwilling to honor the Letters of Credit, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with
Section 29.02 or Section 29.03 hereof, as the case may be, subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with new letters of credit meeting the qualifications of Section 29.07 hereof.


                                  ARTICLE 30

                                WINDOW CLEANING

          30.01. Tenant will not clean any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto). In addition, unless the equipment and safety devices required by all legal requirements including Section 202 of the New York Labor Law or any successor statute thereto are provided and used, Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside (within the meaning of said Section). Tenant hereby indemnifies Landlord against liability as a result of any violation of the foregoing.


                                  ARTICLE 31

                                   CONSENTS

          31.01. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent or approval, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of a determination favorable to Tenant, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no personal or other liability to Tenant for its refusal to give such consent or approval. The sole remedy for Landlord's unreasonably withholding or delaying of consent or approval shall be as set forth in this Section, provided, however, that if it shall be
                       --------  -------
determined that Landlord acted capriciously and in bad faith, then the limitation on Tenant's damages and remedies provided for in this Section 31.01 shall have no further application with respect to such act.


          31.02. Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent or approval of the over lessor and/or the superior mortgagee is required, Landlord shall not be required to give its consent or approval until and unless such over lessor and/or such superior mortgagee has given its consent or approval. Landlord shall make a written request for such consent within three business days of its receipt of Tenant's request for same, and shall provide Tenant with a copy of Landlord's request promptly thereafter. If such consent is not received within ten days, Landlord agrees to reasonably cooperate with Tenant in trying to obtain such consent by contacting such over lessor or mortgagee by phone or, at Tenant's request, at a meeting with all parties provided that such cooperation is at no cost or expense to Landlord.


                                  ARTICLE 32

                                 MISCELLANEOUS

          32.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent Landlord agrees not to withhold or delay unreasonably. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master's Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law unless modifications are designed by a licensed engineer and approved by Landlord.

          32.02. Business machines and mechanical equipment belonging to Tenant which may cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises to such a degree as to be objectionable to Landlord or which may interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant at Tenant's cost and expense, in settings of cord, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

          32.03. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, the right, for reasonable periods of time and in a manner so as to avoid material interference with Tenant's business, to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

          32.04. Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action that may be brought hereunder, provided such waiver is not prohibited by law. Tenant shall not interpose any counterclaim in any summary proceeding.

          32.05. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord sublet the Demised Premises, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The receipt or acceptance by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent required to be paid shall be deemed to be other than on account of the earliest such rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          32.06. This Lease with its schedules and annexes contain the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the party to be charged. This Lease may not be orally waived, terminated, changed or modified.

          32.07. The captions of Articles in this Lease and its Table of Contents and Index are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Sections are to those in this Lease unless otherwise noted.

          32.08. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.


          32.09. If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgment or award which shall not be subject to change by any appeal, then, either party to this Lease may initiate an arbitration in accordance with the provisions of Article 25, which arbitration shall be by three (3) arbitrators each of which shall have at least ten (10) years' experience in the supervision of the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the terms, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

          32.10. Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give at least thirty (30) days' prior written notice to Tenant of its intention so to do. No vault or basement space not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. Any vault or basement space not within the property line of the Building, which Tenant may be permitted to use or occupy, shall be used or occupied under revocable license and if the amount of such space be diminished or required by any governmental authority having jurisdiction, Landlord shall not be subject to any liability nor shall Tenant be entitled to abatement of rent, nor shall such diminution or abatement be deemed a constructive or actual eviction. Any fee or license charge or tax of municipal authorities for such vault or basement space shall be paid by Tenant to Landlord as additional rent within five (5) days after written demand therefor. In such fee, tax or charge shall be for vault or basement space greater in area than that occupied by Tenant, the charge to Tenant shall be pro-rated.

          32.11. This Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until
(i) Tenant has duly executed and delivered duplicate originals to Landlord, (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant and the mortgagee (if required) and lessor of the Over Lease (if required) shall consent thereto in writing. If Landlord and Tenant do not execute this Lease simultaneously, Tenant shall have the right to cancel this Lease if Landlord does not deliver to Tenant an executed original within five (5) days of Landlord's receipt of an executed original from Tenant.


                                  ARTICLE 33

                            SUCCESSORS AND ASSIGNS

          33.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.


                                  ARTICLE 34

                              HAZARDOUS MATERIALS

          34.01 Neither Landlord nor Tenant shall cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos; or any other such substance or material; as defined by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article 34, each party shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require the defaulting party to remove any such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Article 34 shall survive the expiration or sooner termination of this Lease.

                                  ARTICLE 35

                              PARTNERSHIP TENANT

          If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 8 hereof (any such partnership, professional corporation and such persons are referred to in this Article 35 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant for the observance and performance of all the terms, covenants and conditions of this Lease shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case by be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on

Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 35).


                                  ARTICLE 36

                          SUBMISSION TO JURISDICTION

          Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final non-appealable judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices by Landlord and service of process under this Lease shall be the Premises. Notwithstanding the foregoing provisions of this Article 36, Tenant may, by written notice to Landlord, change the designated agent for acceptance of service of process to any other law firm located in the City, County and State of New York.

                                  ARTICLE 37

                        PREPARATION OF DEMISED PREMISES

          37.01. Tenant will submit, on or prior to March 1, 1995, for Landlord's approval complete dimension architectural plans and complete engineering plans including heating, ventilating, air-conditioning, electrical, plumbing, sprinkler and if required, structural plans which Tenant's architect shall file with and cause to be approved by the governmental authorities having jurisdiction. Landlord shall review Tenant's plans and notify Tenant of Landlord's approval or disapproval within ten (10) business days of Landlord's receipt of such plans. In the event, however, that Landlord shall have failed to respond to Tenant's request for approval of such plans and specifications within ten (10) business days of receipt thereof, then Landlord shall be deemed to have given its approval thereof, provided, however, that the submission of such plans
                            --------  -------
and specifications shall be accompanied by a notice to Landlord containing a legend in bold faced type that the failure by Landlord to approve or note its objections to the plans and specifications within the ten (10) business day time frame (which must be specifically noted in the legend), shall result in a "deemed approval" by Landlord of the plans and specifications.

          37.02. In consideration of Tenant's having entered into this Lease, Landlord agrees to pay to Tenant the sum of $1,855,575 (the "Work Allowance"), such Work Allowance to be disbursed to Tenant as hereinafter provided; provided,
                                                                       --------
however,that no portion of the work Tenant until such time as Tenant has first
- -------
expended (and given to Landlord reasonable evidence of such expenditure) the sum of $1,668,295 on account of those costs for which the Work Allowance is to be disbursed.

          37.03.  Tenant agrees that only those contractors listed on Exhibit E
                                                                      ----------
are eligible to perform Tenant's work with respect to the initial preparation of the Demised Premises for occupancy. With respect to subsequent alterations performed by Tenant in accordance with Article 13 of this Lease, Tenant shall employ only those contractors approved by Landlord pursuant to said Article 13.

          If any other general contractor, who has been approved by Landlord, is awarded the contract to perform the work, the Work Allowance shall be disbursed by Landlord to Tenant upon Tenant's delivery of the following: (a) a requisition specifying the work, materials and services for which payment is requested together with bills from the general contractor and sub-contractors, suppliers and consultants for such work, materials and services, (b) the written certification of Tenant's architect to the effect that the amounts requisitioned are proper in all material respects and that the work and materials represented thereby have been installed substantially in accordance with the approved plans,
(c) a written approval by Tenant of its general contractor's request for payment and (d) partial or full releases of lien from the general contractor and any subcontractors hired to furnish, install or supply material for any such construction.

          37.04. Payments by Landlord to Tenant will be for 90% of the approved requisitioned amount, made once each month within twenty (20) business days after Tenant's requisition package has been received by Landlord. In the event any mechanic's lien shall have been filed relating to any work that has been performed by or for Tenant, the additional amount thereof may be withheld from payment until such lien has been removed by bond or otherwise; provided,
                                                               --------
however, that Landlord shall promptly disburse the amount withheld upon the
- -------
bonding or other removal of such lien.

          37.05. Upon the completion of Tenant's work, Tenant shall provide to Landlord (a) the certificate of Tenant's architect stating that the work has been completed substantially in accordance with Tenant's plans, (b) an affidavit from the Tenant's general contractor that all sub-contractors, laborers, material suppliers for Tenant's work have been paid in full and that all liens therefor that have been filed have been bonded, discharged of record or waived,
(c) certificates and approvals required to be obtained by Tenant or Tenant's architect with respect to the work, that may be required by any Governmental Authority, have been obtained and copies given to Landlord, (d) releases of lien with respect to the payment being requested from the general contractor and any contractors or sub-contractors hired by Tenant to supervise or perform any work within the Demised Premises and (e) such other documentation as Landlord may reasonably require. At such time as Tenant shall have provided to Landlord all of the items referenced in clauses (a) through (e), Landlord shall release to Tenant the portion of the Work Allowance withheld pursuant to the preceding paragraph.

          37.06. Tenant agrees that it will pay all amounts necessary to fully complete all of Tenant's work to the extent the cost thereof exceeds the Work Allowance. The Work Allowance may be used only for the payment of architectural, engineering, construction management and other consultant's fees as well as for all "hard costs" which hard costs shall include all forms of construction, alterations and decoration work permanently included in the Demised Premises provided, however, that no more than an aggregate maximum of 15% of the Work Allowance may be used for any of the costs characterized in this Section 37.06 as other than "hard costs."

          Tenant, at its own cost and expense (subject to its right to receive payment for same from the Work Allowance), shall file its plans with the Governmental Authorities having jurisdiction and shall pay all required fees and obtain all permits and approvals required; provided, however, Landlord agrees to
                                           --------  -------
cooperate with Tenant in connection therewith. No work shall commence unless a permit has been issued. Copies of all approved plans, permits, applications, final approvals and sign-offs shall be submitted to Landlord.

          37.07. Tenant shall cause its general contractor and each sub-contractor to carry personal injury and property damage and general liability insurance for any occurrence in or about the Building in a combined single limit of not less than $5,000,000. Before commencing any work or delivering material to the Building, each sub-contractor and the general contractor shall deliver certificates evidencing such insurance to the Landlord and naming the Landlord as an insured party under the policy. The general contractor and each sub-contractor shall also carry workmen's compensation insurance in statutory limits covering all persons employed in connection with the work for death or injury.

          37.08. Landlord shall afford Tenant the opportunity to use the freight elevator, for the delivery and removal of construction material and personnel, on the same terms and conditions as other Tenants in the Building. All deliveries and removals shall first be scheduled with the Building Manager who will act promptly. The charge for the overtime use of the freight elevator and operator shall be $75.00 per hour.

          37.09. Tenant, its general contractor and all sub-contractors shall comply promptly with the procedures and regulations uniformly and reasonably prescribed and enforced by Landlord for the use of the freight elevator, the loading dock and other public areas of the Building.


          All work shall at least conform to the construction standards of the Building a copy of which is attached and marked Exhibit E-1.
                                                -----------

          37.10. Tenant agrees to accept the Demised Premises in its "as is" condition subject, however, to the Landlord's providing on the Commencement Date an ACP-5 certificate with respect to the Demised Premises.


                                  ARTICLE 38

                                RENEWAL OPTION

          38.01. Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable grace period, Tenant shall have the following option to renew the term of this Lease (the "Renewal Option"):

          (i) Tenant shall have the option to renew the term of this Lease for an additional five (5) year term (the "Renewal Term") commencing on the day after the Expiration Date, at an annual Fixed Rent equal to the then fair market rental value of the Demised Premises, which option shall be exercised by written notice to Landlord delivered no earlier than eighteen
     (18) months and no later than twelve (12) months prior to such Expiration Date. In the event of the exercise of the Renewal Option under this clause, the fair market rental value of the Demised Premises shall be determined as of the date of the first day of the Renewal Term.

          38.02. Notwithstanding anything to the contrary contained in this Lease, the foregoing Renewal Option may not be exercised by Tenant unless the named Tenant herein (i.e., Forstmann & Company, Inc.) is, at the time of
                     ----
delivery of any Election Notice (as hereinafter defined)
and on the effective date of any such Renewal Term, actually occupying (i.e.,
                                                                        ----
exclusive of any subtenants) 80% of the Demised Premises.

          38.03. This Lease, as so extended during the Renewal Term, shall be upon the same terms and conditions as contained in this Lease except that (i) the annual Fixed Rent for the Renewal Term shall be a sum equal to 95% of the then fair market rental value of the Demised Premises determined as of the date set forth in Section 38.01 provided, in no event shall such annual Fixed Rent
                           --------
for the Renewal Term be less than the sum of (a) the annual Fixed Rent for the final Lease Year of the initial term of this Lease and (b) the additional rent payable by Tenant pursuant to Article 4 of this Lease for such final Lease Year;
(ii) the Demised Premises shall be delivered in its then "AS IS" condition;
(iii) Landlord shall not be required to do any work to the Demised Premises or to provide any work allowance or free rent period or concession; (iv) the respective Base Tax and Expense Base during the Renewal Term shall be those respective calendar years in which occur the date as of which the fair market rental value is determined; and (v) this Lease, as extended, shall not contain the Renewal Option provided in this Article.

          38.04. The exercise of the Renewal Option shall only be effective upon, and in strict compliance with, the following terms and conditions:

          (a) Any Renewal Option must be exercised by written notice (the "Election Notice") given no earlier, or no later, than the respective outside dates set forth in Section 38.01 or shall be deemed waived. Time shall be of the essence in connection with the exercise of any Election Notice of Tenant hereunder.

          (b) Landlord and Tenant shall seek to agree as to the amount of such fair market rental value for the Demised Premises, taking into consideration the fair market rental value of untenanted space of similar size and similar condition in comparable midtown Manhattan office buildings (including the Building) available for a comparable term and that reflects adjustments for a lack of the necessity of Tenant to relocate and do additional work, the new Base Tax and Expense Base established under
     Section 38.03(iv)
     above, any free rent, work allowance or other economic terms that would be granted in such a lease, and the lack of the necessity of Landlord to do any work or pay a broker's commission in connection with a new lease for the Demised Premises (except that the parties shall also consider the fact that Landlord shall be required to pay a commission to Broker upon Tenant's exercise of its Renewal Option under this Article 38). If they shall not agree as to such value by the date which is three (3) months after the Election Notice is given, then each of Landlord and Tenant, by no later than four (4) months after the Election Notice is given, shall give a notice to the other party setting forth in such notice the annual fair market rental value that such person believes is the basis for the Fixed Rent which should be paid by Tenant hereunder and in such event said annual fair market rental value shall be determined by arbitration as hereinafter in this Article provided.

          38.05. If Landlord and Tenant shall be unable to agree as to the annual fair market rental value by the date which is four (4) months after the giving of the Election Notice, then and in such event said annual fair market rental value for the Demised Premises shall be determined by arbitration in accordance with the provisions of Article 25 except that the arbitrators so specified in such notices shall be licensed real estate brokers or appraisers doing business in the Borough of Manhattan, City and State of New York, and having not less than ten (10) years' active experience as real estate brokers or appraisers of said Borough. In making their determinations, the arbitrators shall consider the criteria set forth in Section 38.04(b) and follow the directions set forth in this Article. The arbitrators shall be required to select either the annual fair market rental value proposed by Landlord or the annual fair market rental value proposed by Tenant as the actual annual fair market rental of the Demised Premises.

          38.06. A. If at the commencement date of the Renewal Term, the amount of the Fixed Rent payable during that Renewal Term in accordance with the foregoing paragraphs of this Article shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent at the rate proposed by Landlord for that Renewal Term (the "Temporary Rate"). After the determination by arbitration of the annual fair market rental value of the Demised Premises, if such rental value is greater or less than the "Temporary Rate" Landlord shall promptly pay to Tenant the excess of the Temporary Rate over (or Tenant shall promptly pay to Landlord the shortfall of the Temporary Rate below) the rental value determined by the arbitration, together with interest at the Prime Rate on the amount so paid; and the Fixed Rent so determined by the arbitration (subject to the provisions of Section 38.03(i) above) shall be payable during that Renewal Term.

          B. Upon determination of the Fixed Rent for the Renewal Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the Fixed Rent for such Renewal Term (but any failure to execute such an agreement shall not affect -Tenant's obligation to pay and Landlord's right to receive such Fixed Rent).


                                  ARTICLE 39

                           LEASE TAKEOVER AGREEMENT

          39.01 Simultaneously herewith, Landlord and Tenant have entered into a Lease Takeover Agreement with respect to Tenant's existing lease of space at 1185 Avenue of the Americas, New York, New York. The performance of Landlord's and Tenant's obligations under that Agreement shall be deemed obligations of Landlord and Tenant under this Lease, except that the provisions of that Agreement are not binding on any superior mortgagee as described in this Lease.

                                  ARTICLE 40

                              CANCELLATION OPTION

          40.01. Tenant shall have the one-time option to cancel this Lease effective on December 31, 2010 (the "Cancellation Date"), provided, however,
                                                          --------  -------
that such cancellation shall only be effective upon strict compliance with the following terms and conditions:

          A. Tenant shall give Landlord at least twelve (12) months' prior written notice of its election to cancel (the "Cancellation Notice"). Any such Cancellation Notice shall be irrevocable upon delivery and time shall be of the essence in connection with the exercise of any election to cancel hereunder.

          B. Simultaneously with the delivery of the aforesaid Cancellation Notice, Tenant shall pay to Landlord by good certified or bank check drawn on Norwest Bank International, ABN Amro Bank N.V. or a bank which is a member of the New York Clearing House Association, as consideration for said privilege of cancellation, $1,200,207 plus an amount equal to the sum of (i) three (3) months' Fixed Rent calculated as of the Cancellation Date and (ii) three months additional rent under Article 4 and Article 7 computed as of the date the Cancellation Notice is given by Tenant, which amount shall be recomputed as of the month prior to the Cancellation Date and any adjustment thereof shall be made fifteen (15) days prior to the Cancellation Date (the "Cancellation Payment"). The Cancellation Payment shall be due and payable upon Tenant's delivery of the Cancellation Notice. In lieu of a cash payment, Tenant may deliver to Landlord in accordance with the terms and conditions of Section 29.07 hereof a Letter of Credit in an amount equal to the Cancellation Payment. If Tenant delivers such Letter of Credit to Landlord in lieu of a cash payment, Tenant shall pay to Landlord one month prior to the Cancellation Date by good certified or bank check drawn on Norwest Bank International, ABN Amro Bank N.V. or a bank which is a member of the New York Clearing House Association, the Cancellation Payment, at which time Landlord shall return to Tenant the Letter of Credit delivered to Landlord pursuant to this Section 40.01.

          C. Notwithstanding any such cancellation by Tenant hereunder, Tenant shall remain liable to pay all Fixed Rent and additional rent through the Cancellation Date and to cure any default under any of the terms, covenants and conditions of this Lease existing on the Cancellation Date. Such defaults shall be cured within the periods provided herein, and such liability of Tenant shall survive any such cancellation.

          D. On or prior to the Cancellation Date, Tenant shall vacate the Demised Premises and surrender possession thereof to Landlord in accordance with the provisions of this Lease, as if said Cancellation Date were the original Expiration Date hereof.

          E. Upon cancellation of this Lease, Landlord and Tenant shall be relieved of any obligations under this Lease, other than those accruing prior to the Cancellation Date and except as provided above in this Article 40, and Landlord and Tenant shall execute an agreement in recordable form, hereafter referred to as the "Lease Cancellation Agreement" stating among other things, the Cancellation Date and that the parties shall be relieved of any obligations under this Lease other than those accruing prior to the Cancellation Date, and except as otherwise provided in this Article 40.



          40.02. Time shall be of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notices shall not be extended for any reason whatsoever. If Tenant shall fail to duly exercise said termination option set forth in this Article, then all of Tenant's rights with respect thereto shall wholly cease, terminate and expire. In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have not exercised said termination option, and Tenant agrees upon request of Landlord to confirm such non-exercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article.

          40.03. Landlord and Tenant shall execute, acknowledge and deliver any transfer tax questionnaires or returns, transfer gains tax questionnaires or returns, affidavits or other documents then required by any applicable governmental authorities to effectuate the cancellation of the Lease under this
Article 40 and/or to record the Lease Cancellation Agreement. If any transfer taxes, transfer gains taxes or other taxes are then payable on account of such cancellation or such recordation, Tenant shall be responsible for, and shall pay, any such taxes and shall indemnify and hold Landlord harmless from any such obligation or payment (and any penalties or interest thereon), such obligation and indemnity to survive the cancellation of this Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.

                                         1155 AVAMER REALTY CORP.,
                                            Landlord


                                         By__________________________
                                           Name:
                                           Title:


                                         FORSTMANN & COMPANY, INC.,
                                           Tenant


                                         By__________________________
                                           Name:
                                           Title:

                                ACKNOWLEDGMENT
                                --------------


STATE OF NEW YORK                         )
                                          ) ss.:
COUNTY OF NEW YORK                        )


          On the ____ day of _________, 199__, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________________________; that he is the
______________ of Forstmann & Company, Inc., the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the board of directors of said corporation.


                                          ______________________________
                                                    Notary Public


STATE OF NEW YORK                         )
                                          ) SS.:
COUNTY OF NEW YORK                        )


          ON THE ____ DAY OF _________, 199__, BEFORE ME PERSONALLY CAME ________________, TO ME KNOWN, WHO, BEING BY ME DULY SWORN, DID DEPOSE AND SAY THAT HE RESIDES AT ____________________________________; THAT HE IS THE
______________ OF 1155 AVAMER REALTY CORP., THE CORPORATION DESCRIBED IN AND WHICH EXECUTED THE FOREGOING INSTRUMENT AS LANDLORD; AND THAT HE SIGNED HIS NAME THERETO BY ORDER OF THE BOARD OF DIRECTORS OF SAID CORPORATION.


                                          ______________________________
                                                    NOTARY PUBLIC